================================================================================

                 CANADIAN DOLLAR EQUIVALENT OF U.S. $35,000,000

                                CREDIT AGREEMENT

                          dated as of October 12, 2001,

                                      among

                        MARKWEST RESOURCES CANADA CORP.,
                                as the Borrower,

                                       and

                         CERTAIN FINANCIAL INSTITUTIONS,
                                 as the Lenders,

                                       and

                             BANK OF AMERICA CANADA,
              as the Canadian Administrative Agent for the Lenders

                              --------------------

                         BANC OF AMERICA SECURITIES LLC,
                     as Lead Arranger and Sole Book Manager

================================================================================

                                                  TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I                   DEFINITIONS AND ACCOUNTING TERMS......................................................1
         SECTION 1.1        Defined Terms.........................................................................1
         SECTION 1.2        Use of Defined Terms.................................................................22
         SECTION 1.3        Cross-References.....................................................................23
         SECTION 1.4        Accounting and Financial Determinations..............................................23
ARTICLE II                  COMMITMENTS, BORROWING PROCEDURES AND NOTES..........................................23
         SECTION 2.1        Commitments..........................................................................23
         SECTION 2.1.1      Revolving Loan Commitment............................................................23
         SECTION 2.1.2      Commitment to Issue Letters of Credit................................................23
         SECTION 2.1.3      [Intentionally Left Blank]...........................................................23
         SECTION 2.1.4      Term Loan Commitment.................................................................23
         SECTION 2.1.5      Lenders Not Required To Make Loans or Issue or Participate in Letters of Credit......24
         SECTION 2.1.6      Increase in Revolving Loan Commitment Amount.........................................24
         SECTION 2.2        Optional Reduction of Commitment Amount..............................................26
         SECTION 2.3        Borrowing Procedure..................................................................26
         SECTION 2.4        Continuation and Conversion Elections................................................26
         SECTION 2.5        Notes................................................................................27
         SECTION 2.6        Letters of Credit....................................................................27
         SECTION 2.6.1      Issuance Requests....................................................................27
         SECTION 2.6.2      Issuances and Extensions.............................................................28
         SECTION 2.6.3      Other Lenders' Participation.........................................................28
         SECTION 2.6.4      Disbursements........................................................................29
         SECTION 2.6.5      Reimbursement........................................................................29
         SECTION 2.6.6      Deemed Disbursements.................................................................30
         SECTION 2.6.7      Nature of Reimbursement Obligations..................................................31
         SECTION 2.6.8      Increased Costs; Indemnity...........................................................31
         SECTION 2.7.1      Extension of Continuation Date.......................................................32
         SECTION 2.7.2      Continuation as Term Loan............................................................33
         SECTION 2.7.3      Non-Accepting Lender.................................................................33
ARTICLE III                 REPAYMENTS, PREPAYMENTS, INTEREST AND FEES...........................................34
         SECTION 3.1        Repayments and Prepayments...........................................................34
         SECTION 3.1.1      Optional Prepayment..................................................................34
         SECTION 3.1.2      Mandatory Prepayment; Currency.......................................................35
         SECTION 3.1.3      Mandatory Prepayment on Acceleration.................................................35
         SECTION 3.1.4      Prepayments of Term Loans............................................................35
         SECTION 3.2        Interest Provisions..................................................................35
         SECTION 3.2.1      Rates................................................................................35


                                       i

         SECTION 3.2.2      Default Rate.........................................................................35
         SECTION 3.2.3      Payment Dates........................................................................36
         SECTION 3.2.4      [Intentionally Left Blank]...........................................................36
         SECTION 3.3        Fees.................................................................................36
         SECTION 3.3.1      Commitment Fee.......................................................................36
         SECTION 3.3.2      Canadian Administrative Agent's Fee..................................................36
         SECTION 3.3.3      Letter of Credit Fees................................................................36
ARTICLE IV                  CERTAIN LIBO RATE AND OTHER PROVISIONS...............................................37
         SECTION 4.1        Fixed Rate Lending Unlawful..........................................................37
         SECTION 4.2        Deposits Unavailable.................................................................37
         SECTION 4.3        Increased LIBO Rate Loan Costs, etc..................................................37
         SECTION 4.4        Funding Losses.......................................................................38
         SECTION 4.5        Increased Capital Costs..............................................................38
         SECTION 4.6        Taxes................................................................................38
         SECTION 4.7        Payments, Computations, etc..........................................................39
         SECTION 4.8        Sharing of Payments..................................................................40
         SECTION 4.9        Setoff...............................................................................40
         SECTION  4.10.     Currency Conversion and Currency Indemnity...........................................41
ARTICLE V                   CONDITIONS TO BORROWING..............................................................41
         SECTION 5.1        Initial Borrowing....................................................................41
         SECTION 5.1.1      Resolutions, etc.....................................................................42
         SECTION 5.1.2      Delivery of this Agreement;..........................................................42
         SECTION 5.1.3      Guaranty Agreements..................................................................42
         SECTION 5.1.4      Collateral Documents.................................................................42
         SECTION 5.1.5      Closing Certificate..................................................................42
         SECTION 5.1.6      Opinions of Counsel..................................................................43
         SECTION 5.1.7      Closing Fees, Expenses, etc..........................................................43
         SECTION 5.1.8      Evidence of Insurance................................................................43
         SECTION 5.1.9      Projections..........................................................................43
         SECTION 5.1.10     Title................................................................................43
         SECTION 5.1.11     Initial Reserve Report...............................................................43
         SECTION 5.1.12     Environmental Reports................................................................44
         SECTION 5.1.13     Financial Statements.................................................................44
         SECTION 5.1.14     Incentive Payments Agreement.........................................................44
         SECTION 5.1.15     Hedging Agreements...................................................................44
         SECTION 5.1.16     Other................................................................................44
         SECTION 5.2        Conditions Precedent to Term Loan....................................................44
         SECTION 5.2.1      Revolving Loans Continued as Term Loans..............................................45
         SECTION 5.2.2      Confirmatory Certificate.............................................................45
         SECTION 5.3        All Borrowings.......................................................................45
         SECTION 5.3.1      Compliance with Warranties, No Default, etc..........................................45
         SECTION 5.3.2      Borrowing Request....................................................................45


                                      ii

         SECTION 5.3.3      Satisfactory Legal Form..............................................................46
ARTICLE VI                  REPRESENTATIONS AND WARRANTIES.......................................................46
         SECTION 6.1        Organization, etc....................................................................46
         SECTION 6.2        Due Authorization, Non-Contravention, etc............................................47
         SECTION 6.3        Government Approval, Regulation, etc.................................................47
         SECTION 6.4        Validity, etc........................................................................47
         SECTION 6.5        Financial Information................................................................47
         SECTION 6.6        No Material Adverse Change...........................................................47
         SECTION 6.7        Litigation, Labor Controversies, etc.................................................48
         SECTION 6.8        Subsidiaries.........................................................................48
         SECTION 6.9        Ownership of Properties..............................................................48
         SECTION 6.10       Taxes................................................................................48
         SECTION 6.11       [Intentionally Left Blank]...........................................................48
         SECTION 6.12       Compliance with Law..................................................................48
         SECTION 6.13       Claims and Liabilities...............................................................48
         SECTION 6.14       No Prohibition on Perfection of Collateral Documents.................................49
         SECTION 6.15       Solvency.............................................................................49
         SECTION 6.16       Environmental Warranties.............................................................49
         SECTION 6.17       Regulations T, U and X...............................................................50
         SECTION 6.18       Accuracy of Information..............................................................50
         SECTION 6.19       Default..............................................................................51
         SECTION 6.20       [Intentionally Left Blank]...........................................................51
         SECTION 6.21       Oil and Gas Reserves.................................................................51
         SECTION 6.22       Initial Reserve Report; Title Opinion................................................51
ARTICLE VII                 COVENANTS............................................................................52
         SECTION 7.1        Affirmative Covenants................................................................52
         SECTION 7.1.1      Financial Information, Reports, Notices, etc.........................................52
         SECTION 7.1.2      Compliance with Laws, etc............................................................54
         SECTION 7.1.3      Maintenance of Properties............................................................54
         SECTION 7.1.4      Use of Proceeds......................................................................55
         SECTION 7.1.5      Insurance............................................................................55
         SECTION 7.1.6      Books and Records....................................................................56
         SECTION 7.1.7      Environmental Covenant...............................................................56
         SECTION 7.1.8      Further Assurances; Additional Collateral; Recording of Liens........................56
         SECTION 7.1.9      Compliance with Hedging Policy; Hedging Agreements...................................58
         SECTION 7.1.10     Hedging Agreements...................................................................58
         SECTION 7.1.11     Performance of Obligations...........................................................58
         SECTION 7.1.12     Payment of Taxes and Claims..........................................................58
         SECTION 7.2        Negative Covenants...................................................................58
         SECTION 7.2.1      Business Activities..................................................................59
         SECTION 7.2.2      Indebtedness.........................................................................59
         SECTION 7.2.3      Liens................................................................................59


                                      iii

         SECTION 7.2.4      Financial Covenants..................................................................62
         SECTION 7.2.5      Investments..........................................................................63
         SECTION 7.2.6      [Intentionally Left Blank]...........................................................64
         SECTION 7.2.7      Rental Obligations...................................................................64
         SECTION 7.2.8      Consolidation, Merger, etc...........................................................64
         SECTION 7.2.9      Asset Dispositions, etc..............................................................64
         SECTION 7.2.10     Subordinated Debt Documents..........................................................65
         SECTION 7.2.11     Transactions with Affiliates.........................................................65
         SECTION 7.2.12     Negative Pledges, Restrictive Agreements, etc........................................65
         SECTION 7.2.13     Amendments to Incentive Payments Agreement...........................................66
         SECTION 7.2.14     Use of Proceeds......................................................................66
ARTICLE VIII                EVENTS OF DEFAULT....................................................................66
         SECTION 8.1        Listing of Events of Default.........................................................66
         SECTION 8.1.1      Non-Payment of Obligations...........................................................66
         SECTION 8.1.2      Breach of Warranty...................................................................67
         SECTION 8.1.3      Non-Performance of Certain Covenants and Obligations.................................67
         SECTION 8.1.4      Non-Performance of Other Covenants and Obligations...................................67
         SECTION 8.1.5      Default Under Other Indebtedness or U.S. Credit Agreement............................67
         SECTION 8.1.6      Judgments............................................................................67
         SECTION 8.1.7      Default under Parent Guaranty........................................................68
         SECTION 8.1.8      Control of the Borrower..............................................................68
         SECTION 8.1.9      Bankruptcy, Insolvency, etc..........................................................68
         SECTION 8.1.10     Impairment of Security, etc..........................................................68
         SECTION 8.1.11     Default Under Material Agreement.....................................................69
         SECTION 8.1.12     Invalidity of Loan Documents.........................................................69
         SECTION 8.2        Action if Bankruptcy.................................................................69
         SECTION 8.3        Action if Other Event of Default.....................................................69
ARTICLE IX                  THE AGENT............................................................................70
         SECTION 9.1        Actions..............................................................................70
         SECTION 9.2        Funding Reliance, etc................................................................70
         SECTION 9.3        Exculpation..........................................................................71
         SECTION 9.4        Successor............................................................................71
         SECTION 9.5        Loans by BofA Canada and Bank of America, N.A........................................72
         SECTION 9.6        Credit Decisions.....................................................................72
         SECTION 9.7        Copies, etc..........................................................................72
         SECTION 9.8        Default; Collateral..................................................................73
         SECTION 9.9        Lender Hedging Agreements............................................................74
ARTICLE X                   MISCELLANEOUS PROVISIONS.............................................................75
         SECTION 10.1       Waivers, Amendments, Release of Collateral, etc......................................75
         SECTION 10.2       Notices..............................................................................76
         SECTION 10.3       Payment of Costs and Expenses........................................................77
         SECTION 10.4       Indemnification......................................................................77


                                      iv

         SECTION 10.5       Survival.............................................................................78
         SECTION 10.6       Severability.........................................................................78
         SECTION 10.7       Headings.............................................................................78
         SECTION 10.8       Execution in Counterparts............................................................78
         SECTION 10.9       Governing Law; Submission to Process.................................................78
         SECTION 10.10      Successors and Assigns...............................................................79
         SECTION 10.11      Sale and Transfer of Loans and Notes; Participations in Loans and Notes..............79
         SECTION 10.11.1    Assignments..........................................................................79
         SECTION 10.11.2    Participations.......................................................................80
         SECTION 10.12      Other Transactions...................................................................80
         SECTION 10.13      Forum Selection and Consent to Jurisdiction..........................................81
         SECTION 10.14      Waiver of Jury Trial.................................................................81
         SECTION 10.15      Confidentiality......................................................................81
         SECTION 10.16      [Intentionally Left Blank]...........................................................82
         SECTION 10.17      Priority of Hedging Obligations......................................................82
         SECTION 10.18      Certain Remedies.....................................................................82
         SECTION 10.19      Maximum Rate.........................................................................82
         SECTION 10.20      Entire Agreement.....................................................................84
         SECTION 10.21      Annual Rates of Interest.............................................................84
         SECTION 10.22      Waiver of Judgment Interest Act (Alberta)............................................84
         SECTION 10.23      Deemed Reinvestment Not Applicable...................................................84

SCHEDULES:

Schedule I        -      Disclosure Schedule
Schedule II       -      Collateral Documents to Be Delivered
Schedule III      -      Initial  Reserve Reports
Schedule IV       -      Lender Addresses and Offices
Schedule V        -      Lender Percentages


EXHIBITS:

Exhibit A         -      Form of Note
Exhibit B         -      Form of Borrowing Request
Exhibit C         -      Form of Continuation/Conversion Notice
Exhibit D         -      Form of Lender Assignment Agreement
Exhibit E-1       -      Form of Legal Opinion of Davis, Graham & Stubbs LLP
Exhibit E-2       -      Form of Legal Opinion of Fraser Milner Casgrain LLP
Exhibit E-3       -      Form of Legal Opinion of Baker Botts LLP
Exhibit E-4       -      Form of Legal Opinion of Barry Spector
Exhibit F         -      Form of Compliance Certificate
Exhibit G-1       -      Form of Parent Guaranty
Exhibit G-2       -      Form of Canadian Company Guaranty
Exhibit H-1       -      Form of General Security Agreement
Exhibit H-2       -      Form of Security Pledge Agreement
Exhibit I         -      Form of Mortgage
Exhibit J         -      Form of Issuance Request
Exhibit K         -      Hedging Policy

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT dated as of October 12, 2001, among MARKWEST RESOURCES CANADA CORP. (previously known as MarkWest Acquisitions Corp.), an Alberta corporation (the "BORROWER"), the various financial institutions as are or may become parties hereto (collectively, the "LENDERS"), and BANK OF AMERICA CANADA ("BOFA CANADA"), as Canadian administrative agent for the Lenders (in such capacity, THE"CANADIAN ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:

         WHEREAS, the Borrower is engaged in the business of oil and gas exploration, production and development and activities related or ancillary thereto, and natural gas, natural gas liquid and crude oil marketing, and intends to engage in the business of the acquisition, ownership, operation, leasing and construction of natural gas processing and treating plants, fractionation facilities and pipelines, and natural gas, natural gas liquids and crude oil storage, transportation and terminalling, and activities related or ancillary to the foregoing;

         WHEREAS, MarkWest Hydrocarbon, Inc., a Delaware corporation ("PARENT"), the Lender therein named (the "EXISTING LENDER"), and Bank of America, N.A., as Administrative Agent, entered into that certain U.S. Credit Agreement (defined below), pursuant to which the Existing Lender agreed to make loans in an amount up to U.S. $130,000,000 (the "EXISTING LOANS") to the Parent;

         WHEREAS, the Parent and the Borrower have requested that the Lenders extend credit to the Borrower for working capital and general corporate purposes and to repay all or a portion of the Intercompany Loan (defined below); and

         WHEREAS, upon and subject to the terms and conditions of this Agreement, the Lenders are willing to extend such credit to the Borrower.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1 DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "ACQUIRED COMPANIES" means the entities acquired by the Borrower pursuant to the Acquisition Contracts.

         "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) an amalgamation, merger or consolidation or any other combination of the Borrower or a Subsidiary with another Person (other than a Person that is a Subsidiary).

         "ACQUISITION CONTRACTS" means (a) the Share Purchase Agreement dated August 10, 2001, among the Borrower and the Sellers therein named with respect to the shares of the Watford Entities and Watford Energy as therein defined, and
(b) the Share Purchase Agreement dated August 10, 2001, between the Borrower and Kaiser Energy Ltd.

         "ADMINISTRATIVE AGENT" means Bank of America, N.A., in its capacity as agent for the Lenders appointed pursuant to SECTION 9.1, to act in accordance with the terms of this Agreement and the Intercreditor Agreement, and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to SECTION 9.4.

         "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AGENT" means each of the Canadian Administrative Agent and the Administrative Agent, and "AGENTS" means the Canadian Administrative Agent and the Administrative Agent, collectively.

         "AGREEMENT" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "APPLICABLE MARGIN" means, with respect to any Loan of any type or any Letter of Credit, and at such time as the Leverage Ratio is in one of the following ranges, the number of basis points ("B.P.") PER ANNUM for the relevant type of Loan, Commitment Fee or Letter of Credit and the relevant range set forth below:

====================================================================================================================

                      Leverage Ratio                                  Applicable Margin
--------------------------------------------------------------------------------------------------------------------
                                                                                     Canadian
                                                                                    Prime Rate
Pricing Level                                    LIBO Rate Loan  Letter of Credit      Loan        Commitment Fee
--------------------------------------------------------------------------------------------------------------------
      1         Less than or equal to 1.0X         150.0 b.p.       150.0 b.p.       37.5 b.p.        25.0 b.p.
--------------------------------------------------------------------------------------------------------------------
      2         Greater than 1.0X but less         175.0 b.p.       175.0 b.p.       62.5 b.p.        30.0 b.p.
                than or equal to 2.0X
--------------------------------------------------------------------------------------------------------------------
      3         Greater than 2.0X, but less        200.0 b.p.       200.0 b.p.       87.5 b.p.        37.5 b.p.
                than or equal to 2.75X
--------------------------------------------------------------------------------------------------------------------
      4         Greater than 2.75X, but less       225.0 b.p.       225.0 b.p.      112.5 b.p.        50.0 b.p.
                than or equal to 3.25X
--------------------------------------------------------------------------------------------------------------------
      5         Greater than 3.25X                 250.0 b.p.       250.0 b.p.      137.5 b.p.        50.0 b.p.
--------------------------------------------------------------------------------------------------------------------

         The Leverage Ratio shall be determined from the then most recent monthly financial statements delivered by the Borrower pursuant to
         SECTION 7.1.1 and any changes in Applicable Margin shall become effective the first day of the second month following the date such financial statements are dated. In the event that the Borrower shall at any time fail to furnish the Lenders such financial statements required to be delivered under SECTION 7.1.1, the maximum Applicable Margin as set forth above shall apply until such time as such financial statements are so delivered. Changes in the Applicable Margin as a result of a change in the Leverage Ratio will occur automatically as aforesaid without notice. The Applicable Margin shall be set at Pricing Level 4 for the period beginning on the Effective Date and ending on January 31, 2002, UNLESS during such period the Leverage Ratio falls within Pricing Level 5, in which case Pricing Level 5 will apply.

         "ASSIGNEE LENDER" is defined in SECTION 10.11.1.

         "AUTHORIZED OFFICER" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Canadian Administrative Agent and the Lenders pursuant to SECTION 5.1.1.

         "BANKRUPTCY AND INSOLVENCY ACT (CANADA)" means the BANKRUPTCY AND INSOLVENCY ACT, S.C. 1992, c. 27, including the regulations made and, from time to time, in force, under that Act.

         "BASIN" means Basin Pipeline L.L.C., a Michigan limited liability company.

         "BOFA CANADA" is defined in the PREAMBLE.

         "BORROWER" is defined in the PREAMBLE.

         "BORROWING" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
SECTION 2.1.

         "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT B hereto.

         "BUSINESS DAY" means (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Dallas, Texas, Denver, Colorado, Toronto, Ontario, or Calgary, Alberta; and (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the interbank eurodollar market.

         "CANADIAN ACQUISITION" means the acquisition by Borrower of the Acquired Companies pursuant to the Acquisition Contracts.

         "CANADIAN ADMINISTRATIVE AGENT" is defined in the PREAMBLE and includes each other Person as shall have subsequently been appointed as the successor Canadian Administrative Agent pursuant to SECTION 9.4.

         "CANADIAN COMMITMENT PORTION" means at any time (a) during the Revolving Loan Availability Period, an amount equal to the U.S. Dollar Equivalent of the Revolving Loan Commitment Amount in effect at such time, and
(b) on and after the Continuation Date, an amount equal to the U.S. Dollar Equivalent of the Term Loan Principal Debt outstanding at such time.

         "CANADIAN COST OF FUNDS RATE" means a rate per annum equal to the cost of funds of the Canadian Administrative Agent as established by the Canadian Administrative Agent based on its customary practice.

         "CANADIAN DOLLAR EQUIVALENT" means, with respect to an amount denominated in U.S. Dollars, the amount of Cdn. Dollars required to purchase the relevant stated amount of U.S. Dollars based on an exchange rate equal to 1.5657.

         "CANADIAN PRIME RATE" means on any day a fluctuating rate of interest per annum equal to the rate of interest per annum most recently announced by the Canadian Administrative Agent as its reference rate for Canadian Dollar commercial loans made to a Person in Canada. The Canadian Prime Rate PLUS the Applicable Margin charged by any Person shall never exceed the Highest Lawful Rate.

         "CANADIAN PRIME RATE LOAN" means a Loan that bears interest at the Canadian Prime Rate PLUS the Applicable Margin.

         "CANADIAN RATIO" means at any time, an amount equal to (a) the Canadian Commitment Portion in effect at such time DIVIDED BY (b) an amount equal to the sum of (i) the U.S. Commitment Portion in effect at such time PLUS (ii) the Canadian Commitment Portion in effect at such time.

         "CANADIAN RESIDENT LENDER" means each Lender identified as such on the signature pages to this Agreement or any Lender Assignment Agreement executed by a new Lender, each being a Person that is not a non-resident of Canada for the purposes of the INCOME TAX ACT (Canada).

         "CAPITALIZED LEASE LIABILITIES" of a Person means all monetary obligations of such Person or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Canadian Administrative Agent, for the benefit of the Issuer and the Lenders, as collateral for the Obligations in respect of Letters of Credit, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Canadian Administrative Agent and the Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. The Borrower hereby grants the Canadian Administrative Agent, for the benefit of the Issuer and the Lenders, a Lien on all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Canadian Administrative Agent or other institutions satisfactory to it.

         "CASH EQUIVALENT INVESTMENT" means, at any time: (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the governments of the United States or Canada; (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia, or under the laws of any province of Canada, and rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or (ii) any Lender (or its holding company); (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either (i) a commercial banking institution that is a member of the U.S. Federal Reserve System or is organized under the laws of Canada, or any province thereof, and in each case has a combined capital and surplus and undivided profits of not less than the Canadian Dollar Equivalent of U.S. $250,000,000, or (ii) any Lender or an Affiliate thereof; (d) any repurchase agreement entered into with any Lender or an Affiliate thereof (or other commercial banking institution of the stature referred to in CLAUSE (c)(i)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of CLAUSES (a) through (c)); and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender or Affiliate (or other commercial banking institution) thereunder; (e) obligations of any state within the United States of America or any province of Canada, any nonprofit corporation or any instrumentality of the foregoing, PROVIDED, THAT at the time of their purchase, such obligations are rated in one of the two highest letter rating categories (e.g. in the case of Standard & Poor's Corporation, either its AAA or AA category) by a nationally recognized securities credit rating agency; (f) obligations issued by political subdivisions or municipalities of any state within the United States of America or province within Canada, any nonprofit corporation or any instrumentality of the foregoing, PROVIDED, THAT at the time of their purchase, such obligations are rated in one of the two highest letter rating categories (e.g., in the case of Standard & Poor's Corporation, either its AAA or AA category) by a nationally recognized securities credit rating agency; or (g) eurodollar deposits with the overseas branch of (i) any commercial banking institution that is a member of the Federal Reserve System or is organized under the laws of Canada, or any province thereof, and in each case has a combined capital and surplus and undivided profits of not less than the Canadian Dollar Equivalent of U.S. $250,000,000, or (ii) any Lender or an Affiliate thereof.

         "CHANGE IN CONTROL" means (a) the acquisition by any Person, or two or more Persons acting in concert (other than John Fox and members of his family), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Parent; or (b) the failure of John Fox and members of his family to own, free and clear of all Liens or other encumbrances, at least 25% of the outstanding shares of voting stock of the Parent on a fully diluted basis.

         "CHANGE IN CONTROL (CANADIAN BORROWER)" means the failure of Parent to directly or indirectly own all of the stock or other equity interests in the Borrower.

         "COLLATERAL" means all of the items and types of property described in now existing or hereafter created Collateral Documents and cash and non-cash proceeds thereof.

         "COLLATERAL DOCUMENTS" means each guaranty, pledge agreement, security agreement, mortgage, assignment, and all other security agreements, deeds of trust, mortgages, chattel mortgages, assignments, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments previously delivered or now or hereafter delivered by Borrower, Parent or any of their Subsidiaries to the Canadian Administrative Agent or the Administrative Agent on behalf of the Lenders or to the Lenders in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any other duties and obligations of Borrower under the Loan Documents, whenever made or delivered.

         "COMMITMENT" means, as the context may require, a Lender's (a) Revolving Loan Commitment and (b) Term Loan Commitment.

         "COMMITMENT FEE" means, on any date, a per annum fee equal to the commitment fee indicated in the pricing grid set forth in the definition of Applicable Margin on such date.

         "COMMITMENT TERMINATION DATE" means, with respect to the Revolving Loans and Letters of Credit, the Revolving Loan Commitment Termination Date, and with respect to the Term Loans, the Continuation Date.

         "COMMITMENT TERMINATION EVENT" means (a) the occurrence of any Default described in CLAUSES (a) through (d) of SECTION 8.1.9; or (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of the Loans and other Obligations to be due and payable pursuant to SECTION 8.3, or
(ii) in the absence of such declaration, the giving of notice by the Canadian Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "COMPANIES' CREDITORS ARRANGEMENT ACT (CANADA)" means the COMPANIES' CREDITORS ARRANGEMENT ACT, R.S.C. 1985, c. C-36, including the regulations made and from time to time in force under that Act.

         "CONSOLIDATED NET INCOME" of the Parent means, for any period, the aggregate net income (or net loss, as the case may be) of the Parent and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED, THAT there shall be excluded therefrom, without duplication, (a) items classified as extraordinary (other than the tax benefit of the utilization of net operating loss carry-forwards and alternative minimum tax credits); (b) any gain or loss, net of taxes, on the sale or other disposition of assets (including the capital stock or other equity ownership of any other person, but excluding the sale of oil and gas inventories in the ordinary course of business); (c) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan; (d) any adjustments of a deferred tax liability or asset pursuant to Statement of Financial Accounting Standards No. 109 which result from changes in enacted tax laws or rates; (e) the cumulative effect of a change in accounting principles; and (f) impairment losses on oil and gas properties.

         "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments for deposit and/or in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person; PROVIDED, HOWEVER, that notwithstanding the foregoing, the definition of "Contingent Liability" shall not include (a) any contingent payments owing by Parent or any of its Subsidiaries in connection with SECTION 2 of the West Shore/Basin Purchase Agreement, and (b) Incentive Payments paid in accordance with the Incentive Payments

Agreement. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

         "CONTINUATION DATE" means October 11, 2002, or such later date to which the Continuation Date is extended pursuant to SECTION 2.7.1.

         "CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT C hereto.

         "CURRENT RATIO" means the Current Ratio as defined in the U.S. Credit Agreement.

         "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "DEFAULT RATE" means the rate of interest set forth in SECTION 3.2.2.

         "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as
SCHEDULE I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Canadian Administrative Agent and the Required Lenders.

         "DOLLAR" and "Cdn. Dollar" and the sign "Cdn. $" and "$" mean lawful money of Canada.

         "DOMESTIC OFFICE" means, relative to any Lender, the office of such Lender designated as such on SCHEDULE IV hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within Canada as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

         "DOMESTIC SUBSIDIARY" means a Subsidiary of the Borrower that is incorporated, organized or formed under the laws of Canada, or any province thereof.

         "EBITDA" means net earnings (excluding extraordinary items, gains and losses on sales and retirement of assets, non-cash write downs and charges resulting from accounting convention changes) before deduction for federal and state income taxes, Interest Expense, depreciation, depletion and amortization expense and other non-cash charges and expenses, including, without limitation, non-cash charges and expenses relating to Hedging Agreements, of the Parent and its Subsidiaries on a consolidated basis, all determined in accordance with GAAP.

         "EFFECTIVE DATE" means the first date all conditions precedent in
SECTION 5.1 are satisfied or waived in accordance with SECTION 10.1.

         "ENVIRONMENTAL LAWS" means all applicable federal, provincial, municipal, state or local statutes, laws, common law duties, ordinances, codes, rules, regulations and guidelines (including consent decrees, administrative orders, directed duties, licenses and permits) relating to environmental, health, safety and land use matters.

         "EVENT OF DEFAULT" is defined in SECTION 8.1.

         "EXISTING LENDERS" is defined in the SECOND RECITAL.

         "EXISTING LOANS" is defined in the SECOND RECITAL.

         "FEDERAL FUNDS RATE" means, for any day, a fluctuating interest rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the U.S. Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day as so published on the next succeeding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published on the next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Canadian Administrative Agent on such day on such transactions as determined by the Canadian Administrative Agent.

         "FISCAL QUARTER" means any quarter of a Fiscal Year.

         "FISCAL YEAR" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (E.G., the "2000 Fiscal Year") refer to the Fiscal Year ending on December 31 during such calendar year.

         "FIXED CHARGES" for any period ending on a calculation date means the sum of (a) Interest Expense for such period, PLUS (b) maintenance capital expenses of Parent and its Subsidiaries for such period, PLUS (c) dividends paid, declared or required to be paid in such period in respect of preferred stock, PLUS (d) 12.5% of the principal amount of Indebtedness (other than Subordinated Debt) of the Parent and its Subsidiaries of the nature referred to in CLAUSES (a), (b), and (c) of the definition of "Indebtedness" hereunder which is outstanding on such date of calculation.

         "FIXED CHARGE COVERAGE RATIO" as of a date means the ratio of (a) EBITDA for the 12 months ended on such date, after adjusting such EBITDA on a pro forma basis for any assets sold (to the extent set forth in the last sentence of this definition) or acquired after the beginning of such 12-month period as if such assets had been sold or acquired at the beginning of such period (PROVIDED, HOWEVER, that the Required Lenders must consent to any pro forma adjustments to actual historical EBITDA for any assets sold or acquired) to (b) Fixed Charges for such 12-month period. There shall be an adjustment to EBITDA on a pro forma basis for assets sold or transferred if the fair market value of such assets (including the transfer of Hydrocarbon Interests as payments in kind pursuant to the Incentive Payments Agreement as permitted by
SECTION 7.2.9(b)(vi)) at the time of conveyance equals or exceeds U.S. $10,000,000 in any calendar year.

         "FOREIGN SUBSIDIARY" means a Subsidiary of the Borrower organized under the laws of a jurisdiction outside Canada.

         "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in SECTION 1.4.

         "GUARANTY" means any guaranty agreement executed and delivered pursuant to SECTION 5.1.3 or SECTION 7.1.8, substantially in the form of EXHIBIT G-1 or G-2 hereto, as amended, supplemented, restated or otherwise modified from time to time.

         "HAZARDOUS MATERIALS" means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

         "HEDGING AGREEMENT" for a Person means any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, commodity price protection agreements, foreign exchange protection agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodity prices, or foreign exchange rates, as any such agreement is amendment, supplemented or otherwise modified from time to time.

         "HEDGING COUNTERPARTY" means any Person which is a counterparty to a Hedging Agreement.

         "HEDGING OBLIGATION" means, with respect to any Person, all liabilities of such Person under any Hedging Agreement.

         "HEDGING POLICY" is defined in SECTION 7.1.9.

         "HEREIN," "HEREOF," "HERETO," "HEREUNDER" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "HIGHEST LAWFUL RATE" means, with respect to each Lender to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender is permitted under applicable law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

         "HYDROCARBON INTERESTS" means leasehold and other interests in or under oil, gas and other liquid or gaseous hydrocarbon leases with respect to Oil and Gas Properties wherever located, mineral fee interests, overriding royalty and royalty interests, net profit interests, production payment interests relating to oil, gas or other liquid or gaseous hydrocarbons wherever located including any reserved or residual interest of whatever nature.

         "INCENTIVE PAYMENTS" means payments of the "Entitlement Amount" as defined in and pursuant to the Incentive Payment Agreement.

         "INCENTIVE PAYMENTS AGREEMENT" means collectively the Executive Incentive and Employment Agreements dated August 10, 2001, between the Borrower and the Parent and each of Ian R. De Bie, Brian E. Hiebert, Guy C. Grierson and Gordon A. Maybee, in the forms delivered to the Canadian Administrative Agent pursuant to SECTION 5.1.14 and as may be amended as permitted under ARTICLE VII.

         "INCLUDE" and "INCLUDING" mean including without limiting the generality of any description preceding each such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that a general statement, which is followed by or referable to an enumeration of specific matters, shall not be limited to matters similar to the matters specifically mentioned.

         "INCOME TAX ACT (CANADA)" means the INCOME TAX ACT, S.C. 1970-71-72, c. 63, including the regulations made and, from time to time, in force under that Act.

         "INDEBTEDNESS" of any Person means, without duplication: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities; (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined other than non-cash items, such as deferred taxes, required by GAAP to be included as liabilities on the balance sheet; (e) net liabilities of such Person under all Hedging Obligations except for non-cash mark-to-market adjustments required by GAAP; (f) all obligations of such Person to pay the deferred purchase price of property or services which have been or should be in accordance with GAAP, included as liabilities, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person except to the extent such indebtedness is expressly non-recourse to such Person; and (g) all Contingent Liabilities of such Person in respect of any of the foregoing; PROVIDED, HOWEVER, that for the purposes of this definition, a production payment or similar transaction which is non-recourse to such Person shall not constitute "Indebtedness." For all purposes of this Agreement, the

Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer unless such Indebtedness is expressly non-recourse to such general partner or joint venturer.

         "INDEMNIFIED LIABILITIES" is defined in SECTION 10.4.

         "INDEMNIFIED PARTIES" is defined in SECTION 10.4.

         "INDEPENDENT ENGINEER" has the meaning set forth in SECTION 7.1.1(k).

         "INITIAL RESERVE REPORT" means the reserve report(s) described in
SCHEDULE III.

         "INSURANCE DEPOSIT ACCOUNT" is defined in SECTION 7.1.5.

         "INTERCOMPANY LOAN" means the loan from Parent to the Borrower evidenced by a promissory note dated as of August 10, 2001, the proceeds of which were used by the Borrower to pay part of the cash portion of the purchase price under the Acquisition Contracts and transaction expenses incurred in connection therewith.

         "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement dated as of even date herewith, by and among the Canadian Administrative Agent, the Lenders hereunder, the administrative agent under the U.S. Credit Agreement and the lenders thereunder, as amended, supplemented, restated or otherwise modified from time to time.

         "INTEREST ACT (CANADA)" means the INTEREST ACT, R.S.C. 1985, c. I-15, including the regulations made and, from time to time, in force under that Act.

         "INTEREST EXPENSE" means, for any period, for the Parent and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of the Parent and its Subsidiaries in connection with borrowed money (including capitalized interest and including fees payable in respect of letters of credit and bankers' acceptances) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Parent and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP; PROVIDED, HOWEVER, that the issuance of PIK Notes shall not be included in the calculation of Interest Expense.

         "INTEREST PERIOD" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to SECTION 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to
SECTION 2.3 or 2.4; PROVIDED, HOWEVER, that (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than four different dates; (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration; (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to LIBO Rate Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and (d) no Interest Period may end later than the Stated Maturity Date.

         "INVESTMENT" means, relative to any Person, (a) any loan or advance made by such Person to any other Person (excluding travel and similar advances not to exceed the Canadian Dollar Equivalent of U.S. $200,000 in the aggregate for all such advances to officers and employees made in the ordinary course of business, and relocation advances made to officers and employees in the ordinary course of business); (b) any Contingent Liability of such Person; and (c) any ownership or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         "ISSUANCE REQUEST" means a request and certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower, substantially in the form of EXHIBIT J attached hereto (with such changes thereto as may be agreed upon from time to time by the Canadian Administrative Agent, the Issuer and the Borrower).

         "ISSUER" means the Canadian Administrative Agent or any other Lender which has agreed to issue one or more Letters of Credit at the request of the Canadian Administrative Agent (which shall, at the Borrower's request, notify the Borrower from time to time of the identity of such other Lender).

         "JUDGMENT INTEREST ACT (ALBERTA)" means the JUDGMENT INTEREST ACT, S.A. 1984 c. J-O.5, including the regulations made and, from time to time, in force under that Act.

         "LENDER ASSIGNMENT AGREEMENT" means a Lender Assignment Agreement, substantially in the form of EXHIBIT D hereto.

         "LENDER HEDGING AGREEMENT" means any Hedging Agreements entered into by Borrower or any of its Subsidiaries in which a Lender or an Affiliate of a Lender is the Hedging Counterparty.

         "LENDERS" is defined in the preamble.

         "LETTER OF CREDIT" is defined in SECTION 2.6.

         "LETTER OF CREDIT COMMITMENT" means, relative to any Lender, such Lender's obligation to issue (in the case of an Issuer) or participate in (in the case of all Lenders) Letters of Credit pursuant to SECTION 2.1.2.

         "LETTER OF CREDIT OUTSTANDINGS" means, at any time, an amount equal to the sum of (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise), PLUS (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "LETTER OF CREDIT SUBLIMIT" means the Canadian Dollar Equivalent of U.S. $5,000,000.

         "LEVERAGE RATIO" means, as of a date, the ratio of (a) Total Funded Debt to (b) EBITDA for the 12 months most recently ended prior to such date, after adjusting such EBITDA on a pro forma basis for any assets sold (to the extent set forth in the last sentence of this definition) or acquired after the beginning of such most recently ended 12 months as if such assets had been sold or acquired at the beginning of such twelve most recently ended months; PROVIDED, HOWEVER, that the Required Lenders must consent to any pro forma adjustments made to actual historical EBITDA for any asset which Parent or any of its Subsidiaries has sold or acquired. There shall be an adjustment to EBITDA on a pro forma basis for assets sold or transferred if the fair market value of such assets at the time of conveyance (including the transfer of Hydrocarbon Interests as payments in kind pursuant to the Incentive Payments Agreement as permitted by SECTION 7.2.9(b)(vi)) equals or exceeds U.S. $10,000,000 in any calendar year.

         "LIBO RATE" means, relative to any Interest Period for LIBO Rate Loans,
(a) the interest rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Canadian Administrative Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740) for deposits in Cdn. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or (b) in the event the rate referenced in the preceding SUBSECTION (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Canadian Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Cdn. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or (c) in the event the rates referenced in the preceding SUBSECTIONS (a) and (b) are not available, the rate per annum determined by the Canadian Administrative Agent as the rate of interest at which deposits in Cdn. Dollars (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable LIBO Rate Loan and with a term equivalent to such Interest Period would be offered by its London branch to major banks in the offshore Cdn. Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

         "LIBO RATE LOAN" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO RATE (RESERVE ADJUSTED)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

              LIBO Rate             =                   LIBO RATE
         (Reserve Adjusted)                     -----------------------
                                            1.00 - LIBOR Reserve Percentage

         The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Canadian Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable LIBO Rates furnished to and received by the Canadian Administrative Agent from BofA Canada, two Business Days before the first day of such Interest Period.

         "LIBOR OFFICE" means, relative to any Lender, the office of such Lender designated as such on SCHEDULE IV hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Canadian Administrative Agent, whether or not outside Canada, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

         "LIBOR RESERVE PERCENTAGE" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities," as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained under such regulations with respect to any category of liabilities which includes deposits by reference to which the LIBO Rate (Reserve Adjusted) is to be determined.

         "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "LOAN" means an extension of credit by a Lender to the Borrower pursuant to ARTICLE II.

         "LOAN DOCUMENTS" means this Agreement, the Notes, each of the Collateral Documents, each Guaranty, any Subordination Agreement, the Intercreditor Agreement, and each other agreement, document or instrument delivered by the Borrower, the Parent or any of their Subsidiaries from time to time in connection with this Agreement and the Notes. In addition, references to "Loan Documents" in the Collateral Documents shall include Lender Hedging Agreements.

         "MARGIN STOCK" means margin stock as defined in Regulation U.

         "MARKWEST MICHIGAN" means MarkWest Michigan, Inc., a Colorado corporation.

         "MARKWEST RESOURCES" means MarkWest Resources, Inc., a Colorado corporation.

         "MATERIAL ADVERSE EFFECT" means with respect to any matter that such matter could reasonably be expected to materially and adversely affect the assets, business, properties, financial condition or prospects, or results or operations of the Parent and its Subsidiaries taken as a whole, or the ability of the Borrower or any other Obligor to perform in a material respect its respective obligations under any of the Loan Documents.

         "MATREX" means Matrex, L.L.C., a Michigan limited liability company.

         "MIDSTREAM SERVICES" means MarkWest Canadian Midstream Services Inc., an Alberta corporation.

         "MONTHLY PAYMENT DATE" means the last day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day.

         "MORTGAGES" means the Fixed Charge Mortgage dated as of even date with this Agreement executed by the Borrower in connection herewith, and any and all other mortgages that may be executed in the future securing all or any part of the Obligations, executed by the Borrower, any of its Subsidiaries or any other Person.

         "NON-RESIDENT LENDER" means any Lender which is not a Canadian Resident Lender, and shall initially mean each Lender identified as such on the signature pages to this Agreement or thereafter on any Lender Assignment Agreement.

         "NOON RATE" means, in relation to the conversion of one currency into another currency, the rate of exchange for such conversion as quoted by the Bank of Canada (or, if not so quoted, the spot rate of exchange quoted for wholesale transactions made by Canadian Administrative Agent at Toronto, Ontario at approximately noon (Toronto, Ontario local time)).

         "NOTE" means a promissory note of the Borrower payable to any Lender, in substantially the form of EXHIBIT A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Obligations of the Borrower to such Lender resulting from outstanding Loans and Reimbursement Obligations, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "OBLIGATIONS" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes, the Reimbursement Obligations and each other Loan Document. In addition, all references to "Obligations" in the Collateral Documents and in SECTIONS 4.8, 4.9 and 10.17 shall, in addition to the foregoing, also include all present and future indebtedness, liabilities and obligations (and all renewals and extensions thereof or any part thereof) now or hereafter owed by the Borrower and each other Obligor to any Lender or any Affiliate of a Lender pursuant to a Lender Hedging Agreement.

         "OBLIGOR" means the Borrower, Parent or any other Person (other than the Canadian Administrative Agent or any Lender) obligated under any Loan Document.

         "OFFER OF EXTENSION" means a written offer by Canadian Administrative Agent, for and on behalf of Required Lenders, to Borrower to extend the Revolving Loan Availability Period to a date 364 days from acceptance by Borrower of such offer, and setting forth, if applicable, the terms and conditions on which such extension is offered by the Lenders and as may be accepted by Borrower.

         "OIL AND GAS" means petroleum, natural gas and other related hydrocarbons or minerals or any of them and all other substances produced or extracted in association therewith.

         "OIL AND GAS PROPERTIES" means Hydrocarbon Interests now owned or hereafter acquired by the Borrower and its Subsidiaries and contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and properties belonging, affixed or incidental to such Hydrocarbon Interests, including, without limitation, any and all property, real or personal, now owned by the Borrower and its Subsidiaries and situated upon or to be situated upon, and used, built for use, or useful in connection with the operating, working or developing of such Hydrocarbon Interests, including, without limitation, any and all petroleum and/or natural gas wells, buildings, structures, field separators, liquid extractors, plant compressors, pumps, pumping units, field gathering systems, tank and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, liters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, taping, tubing and rods, surface leases, rights-of-way, easements and servitudes, and all additions, substitutions, replacements for, fixtures and attachments to any and all of the foregoing owned directly or indirectly by the Borrower and its Subsidiaries.

         "ORGANIC DOCUMENT" means, relative to any Obligor, its certificate of incorporation, articles of formation, operating agreement, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock or equity interests.

         "PARENT" is defined in the SECOND RECITAL.

         "PARENT GUARANTY" means the Guaranty in substantially the form attached as EXHIBIT G-1 hereto, executed by the Parent in connection herewith.

         "PARTICIPANT" is defined in SECTION 10.11.

         "PERCENTAGE" means, relative to any Lender, the percentage set forth on
SCHEDULE V hereto or set forth in a Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to SECTION 10.11; PROVIDED, THAT the sum of all Percentages for all Lenders shall never be less than 100%.

         "PERMITTED LIENS" has the meaning set forth in SECTION 7.2.3.

         "PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "PIK NOTES" means Subordinated Notes that may be issued pursuant to Subordinated Debt Documents in connection with the Parent's exercise of its option to elect to pay accrued and unpaid interest on Subordinated Debt by delivery of additional Subordinated Notes.

         "QUARTERLY PAYMENT DATE" means the last day of each March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day.

         "QUARTERLY STATUS REPORT" means a status report prepared quarterly by the Parent in form, scope and content acceptable to the Canadian Administrative Agent (a) detailing production from the Oil and Gas Properties, the volumes of Oil and Gas produced and saved, the volumes of Oil and Gas sold, gross revenue, net income, related leasehold operating expenses, severance taxes, other taxes, capital costs and any production imbalances incurred during such period, (b) describing the Parent's and the Borrower's respective position regarding its Hedging Agreements with respect to its Oil and Gas Properties including the amount contracted in volumes and as a percentage of such company's total anticipated production, length of contracts, and the price or prices hedged, and
(c) setting forth such additional information with respect to any of Parent's and/or Borrower's Oil and Gas Properties as may be reasonably requested by Canadian Administrative Agent, in each case for such quarter then ended.

         "REDEEMABLE PREFERRED STOCK" means preferred stock that has, or is convertible into any security that has, mandatory redemption or repurchase requirements (other than those exercisable solely at the option of the issuer of said stock) on or prior to the date set forth in the definition of Stated Maturity Date.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System.

         "REIMBURSEMENT OBLIGATION" is defined in SECTION 2.6.5.

         "REQUEST FOR AN OFFER OF EXTENSION" means a written request made by Borrower to the Lenders to have Required Lenders issue an offer to Borrower extending the Revolving Loan Availability Period for a further 364 days.

         "REQUIRED LENDERS" means, at any time, the Canadian Administrative Agent and two or more Lenders holding at least 66% of the then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, the Canadian Administrative Agent and Lenders having at least 66% of the aggregate Commitments.

         "RESERVE REPORT" means a report, prepared in accordance with guidelines and requirements of the United States Securities and Exchange Commission in form acceptable to the Canadian Administrative Agent, covering proved developed and proved undeveloped Oil and Gas reserves attributable to Borrower's and its Subsidiaries' Oil and Gas Properties and setting forth with respect thereto, (a) the total quantity of proved developed and proved undeveloped reserves (separately classified as to producing, shut-in, behind pipe, and undeveloped),
(b) the estimated future net revenues and cumulative estimated future net revenues, (c) the present discounted value of future net revenues, and (d) such other information and data with respect to the Oil and Gas Properties as the Canadian Administrative Agent may reasonably request.

         "REVOLVING LOAN" means a loan made pursuant to SECTION 2.1.1.

         "REVOLVING LOAN AVAILABILITY PERIOD" has the meaning set forth in
SECTION 2.1.1(b).

         "REVOLVING LOAN COMMITMENT" means, relative to any Lender, such Lender's obligation to make Revolving Loans pursuant to SECTION 2.1.1.

         "REVOLVING LOAN COMMITMENT AMOUNT" means on any date, the Canadian Dollar Equivalent of U.S. $35,000,000, as such amount may be increased from time to time pursuant to SECTION 2.1.6 and as may be reduced from time to time pursuant to SECTION 2.2.

         "REVOLVING LOAN COMMITMENT TERMINATION DATE" means the earliest of (a) the Continuation Date, (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to SECTION 2.2, and (c) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described in CLAUSE (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action.

         "RIGHTS" means rights, remedies, powers, privileges and benefits.

         "SCHEDULE I BA REFERENCE BANKS" means the Lenders listed in SCHEDULE I to the BANK ACT (Canada) as are, at such time, designated by the Canadian Administrative Agent, with the prior consent of the Borrower (acting reasonably), as the Schedule I BA Reference Banks.

         "SCHEDULE II BA REFERENCE BANKS" means the Lenders listed in SCHEDULE II to the BANK ACT (Canada) as are, at such time, designated by the Canadian Administrative Agent, with the prior consent of the Borrower (acting reasonably), as the Schedule II BA Reference Banks.

         "SCHEDULE III ASSIGNMENT" means the assignment, effective January 1, 2002, by BofA Canada of its Loans and Commitments hereunder to Bank of America, N.A., or any branch or Affiliate thereof, pursuant to the acquisition by Bank of America, N.A. of a Schedule III license in accordance with the Bank Act.

         "SCHEDULE III BANK" means a bank listed on SCHEDULE III to the Bank Act (Canada) that is not subject to the restrictions and requirements referred to in subsection 524(2) of the Bank Act (Canada).

         "STATED AMOUNT" of each Letter of Credit means the face amount of such Letter of Credit as such amount is in effect on the issuance date thereof.

         "STATED EXPIRY DATE" is defined in SECTION 2.6.1.

         "STATED MATURITY DATE" means (a) in the case of any unpaid and outstanding Reimbursement Obligations, the Continuation Date, and (b) in the case of any Loan, (i) if on the Continuation Date an Event of Default shall have occurred and be continuing, the Continuation Date, or (ii) in all other cases, the Term Loan Maturity Date.

         "SUBORDINATED DEBT" means Indebtedness of the Parent that the Parent designates as "Subordinated Indebtedness" hereunder by giving written notice to the Canadian Administrative Agent, which Indebtedness is issued upon, and that is governed by documents containing, terms and conditions satisfactory to the Required Lenders in their sole discretion and that is subordinated to the Obligations upon terms and conditions satisfactory to the Required Lenders in their sole discretion.

         "SUBORDINATED DEBT DOCUMENTS" means documents executed in connection with Subordinated Debt.

         "SUBORDINATED NOTES" means promissory notes evidencing Subordinated
Debt.

         "SUBORDINATION AGREEMENT" means a subordination agreement or other agreement containing the terms upon which Subordinated Debt is subordinated to the "Obligations" under the U.S. Credit Agreement.

         "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "TANGIBLE NET WORTH" means the consolidated net worth of the Parent and its Subsidiaries (excluding any Redeemable Preferred Stock) after subtracting therefrom the aggregate amount of any Intangible Assets of the Parent and its Subsidiaries. "INTANGIBLE ASSETS" means the amount (to the extent reflected in determining consolidated net worth) of all unamortized debt discount and expense (to the extent, if any, recorded as an unamortized deferred charge), unamortized deferred charges, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names; PROVIDED, THAT for purposes of this definition, consolidated net worth shall be adjusted to exclude non-cash items, including foreign currency translation adjustments, unrealized gains and losses, and mark-to-market adjustments relating to Hedging Agreements, pursuant to GAAP.

         "TAXES" is defined in SECTION 4.6.

         "TERM LOAN" means the term loan of each Lender made pursuant to SECTION 2.1.4.

         "TERM LOAN COMMITMENT" means, relative to any Lender, such Lender's obligation to make a Term Loan pursuant to SECTION 2.1.4.

         "TERM LOAN COMMITMENT AMOUNT" means an amount equal to the lesser of
(a) the Revolving Loan Commitment Amount and (b) the aggregate amount of Revolving Loans outstanding and unpaid and the outstanding Reimbursement Obligations on the Continuation Date, as such amount may be reduced from time to time pursuant to SECTION 2.2.

         "TERM LOAN MATURITY DATE" means the earliest of (a) the date that is five years and one day following the Continuation Date, (b) the date on which the Term Loan Commitment Amount is terminated in full or reduced to zero pursuant to SECTION 2.2, and (c) the date on which any Commitment Termination Event occurs.

         "TERM LOAN PRINCIPAL DEBT" means, on any date of determination after the Continuation Date, the aggregate unpaid principal balance of all Borrowings as of such date.

         "TOTAL FUNDED DEBT" means, as of any date, the sum without duplication of (a) the outstanding principal amount of all Indebtedness of the Parent and its Subsidiaries of the nature referred to in CLAUSES (a), (b), (c) and (f) of the definition of Indebtedness and (b) all Redeemable Preferred Stock of the Parent and its Subsidiaries, valued at the redemption price thereof; PROVIDED,

HOWEVER, in the event that Parent's "working capital" (determined in accordance with GAAP) is greater than $0 at any time at which the Parent's Total Funded Debt is calculated, then Total Funded Debt for such time period shall equal the outstanding principal amount of all Indebtedness of the Parent and its Subsidiaries of the nature referred to in CLAUSES (a), (b),
(c) and (f) of the definition of Indebtedness PLUS all Redeemable Preferred Stock of the Parent and its Subsidiaries, LESS cash on hand or Cash Equivalent Investments which are free and clear of all Liens, other than Liens securing the Loans and "Liens" securing the "Loans" under the U.S. Credit Agreement.

         "TYPE" means, relative to any Loan, the portion thereof, if any, being maintained as a Canadian Prime Rate Loan or a LIBO Rate Loan.

         "U.S. COMMITMENT PORTION" at any time means an amount equal to the Revolving Loan Commitment Amount as defined in the U.S. Credit Agreement in effect at such time PLUS the aggregate principal amount of the Term Loan Principal Debt as defined in the U.S. Credit Agreement then outstanding.

         "U.S. CREDIT AGREEMENT" means that certain Fourth Amended and Restated Credit Agreement dated of even date herewith, among Parent, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, as amended and as in effect from time to time.

         "U.S. DOLLAR" or "U.S. $" means the lawful currency of the United States of America.

         "U.S. DOLLAR EQUIVALENT" means, on any day, the amount of U.S. Dollars required to purchase the relevant stated amount of Canadian Dollars based on an exchange rate equal to the Noon Rate in effect on such day.

         "UNITED STATES" or "U.S." means the United States of America, its fifty states and the District of Columbia.

         "WEST SHORE" means West Shore Processing Company, L.L.C., a Michigan limited liability company.

         "WEST SHORE/BASIN PURCHASE AGREEMENT" means that certain Purchase and Sale Agreement dated as of November 21, 1997, between Michigan Energy Company and MarkWest Michigan.

          "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of the Borrower of which all of the equity is owned by the Borrower.

         SECTION 1.2 USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3 CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4 ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under SECTION 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those U.S. generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in SECTION 6.5.

                                   ARTICLE II
                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

         SECTION 2.1 COMMITMENTS. On the terms and subject to the conditions of this Agreement (including ARTICLE V), each Lender severally, to the extent of its Percentage, agrees to make Loans pursuant to the Commitments described in this SECTION 2.1.

         SECTION 2.1.1 REVOLVING LOAN COMMITMENT.

                  (a) Each Lender severally, but not jointly, agrees to lend to the Borrower such Lender's Percentage of one or more Borrowings during the Revolving Loan Availability Period (defined below), not to exceed such Lender's Percentage of the Revolving Loan Commitment Amount.

                  (b) Subject to the conditions set forth in this Agreement, Revolving Loans shall be available during the period beginning on the Effective Date and ending on the day prior to the Continuation Date (the "REVOLVING LOAN AVAILABILITY PERIOD").

                  (c) On the terms and subject to the conditions hereof, the Borrower may from time to time borrow and prepay Revolving Loans.

         SECTION 2.1.2 COMMITMENT TO ISSUE LETTERS OF CREDIT. From time to time on any Business Day prior to the Revolving Loan Commitment Termination Date, each Issuer will issue, and each Lender will participate in, to the extent of each Lender's Percentage, the Letters of Credit, in accordance with the terms of
SECTION 2.6.

         SECTION 2.1.3 [INTENTIONALLY LEFT BLANK].

         SECTION 2.1.4 TERM LOAN COMMITMENT. Subject to the terms and conditions of SECTION 2.7.2, on the Continuation Date each Lender's Revolving Loan will be continued as a Term

Loan to the Borrower in the amount equal to such Lender's Percentage of the Revolving Loans then outstanding, or such lesser amount as requested by the Borrower. Such continuation shall not be considered to be a repayment of the Revolving Loans. If all or a portion of the Term Loan Principal Debt is paid or prepaid, then the amount so paid or prepaid may not be reborrowed.

         SECTION 2.1.5 LENDERS NOT REQUIRED TO MAKE LOANS OR ISSUE OR PARTICIPATE IN LETTERS OF CREDIT. No Lender shall be permitted or required to
(a) make any Revolving Loan if, after giving effect thereto, (i) the aggregate outstanding principal amount of all Revolving Loans of all Lenders, together with all Letter of Credit Outstandings, would exceed the Revolving Loan Commitment Amount; or (ii) the aggregate outstanding principal amount of all Revolving Loans of such Lender, together with its Percentage of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the Revolving Loan Commitment Amount, or (b) issue (in the case of any Issuer) or participate in (in the case of each Lender) any Letter of Credit if, after giving effect thereto, (i) all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Loans of all Lenders would exceed the Revolving Loan Commitment Amount, or (ii) such Lender's Percentage of all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Loans of such Lender would exceed such Lender's Percentage of the Revolving Loan Commitment Amount, or (iii) all Letter of Credit Outstandings would exceed the Letter of Credit Sublimit.

         SECTION 2.1.6 INCREASE IN REVOLVING LOAN COMMITMENT AMOUNT.

                  (a) During the Revolving Loan Availability Period, the Borrower may, by written notice (the "INCREASE NOTICE") to the Canadian Administrative Agent (and the Canadian Administrative Agent shall promptly deliver a copy of such notice to the Lenders), request that the aggregate amount of the Revolving Loan Commitment Amount be increased by an amount not less than the Canadian Dollar Equivalent of U.S. $5,000,000; PROVIDED, THAT (i) such increase hereunder shall not exceed the Canadian Dollar Equivalent of U.S. $20,000,000 MINUS any amount by which the Revolving Loan Commitment Amount shall have been reduced pursuant to SECTION 2.2, and (ii) after giving effect to such increase, the aggregate amount of the Revolving Loan Commitment Amount hereunder PLUS the aggregate amount of the Revolving Loan Commitment Amount under the U.S. Credit Agreement shall not exceed the Canadian Dollar Equivalent of U.S. $110,000,000, MINUS any amount by which the Revolving Loan Commitment Amount under the U.S. Credit Agreement shall have been reduced pursuant to the provisions of the applicable credit agreement permitting the borrower thereunder to reduce the commitments thereunder. The Increase Notice shall set forth the amount of the requested increase in the Revolving Loan Commitment Amount and the date on which such increase is requested to become effective (which shall be not less than 30 days or more than 60 days after the date of such notice) and at the Borrower's option, may offer to one or more existing Lenders and/or other banks or financial institutions (any such Lender or other bank or other institution referred to in this clause (a) being called an "AUGMENTING LENDER") the opportunity to extend credit hereunder or increase their existing Revolving Loan Commitment Amount in an aggregate amount equal to the proposed increase; PROVIDED, THAT no Lender shall be obligated to agree to increase its Revolving Loan Commitment Amount; and PROVIDED, FURTHER, that each Augmenting Lender, if not already a Lender hereunder, shall be subject to the approval of the Canadian Administrative Agent (which approval shall not be unreasonably withheld) and the Borrower and each such Augmenting Lender shall execute all such documentation as the Canadian Administrative Agent shall reasonably specify to evidence its Revolving Loan Commitment Amount and status as a Lender hereunder.

                  (b) On the effective date (the "INCREASE EFFECTIVE DATE") of any increase in the Revolving Loan Commitment Amount pursuant to this SECTION
2.1.6 (the "COMMITMENT INCREASE"), (i) each Augmenting Lender that shall have been a Lender prior to the Commitment Increase shall pay to the Canadian Administrative Agent in same day funds an amount equal to the difference between
(A) the product of (1) such Lender's Percentage of the Commitment (the "PRO RATA SHARE") (calculated after giving effect to the Commitment Increase) MULTIPLIED BY (2) the amount of the Post-Continued Loans (as hereinafter defined) and (B) the product of (1) such Lender's Pro Rata Share (calculated without giving effect to the Commitment Increase) MULTIPLIED BY (2) the aggregate principal amount of the Loans outstanding (the "PRE-CONTINUED LOANS") immediately prior to giving effect to the Commitment Increase on the Increase Effective Date, (ii) each Augmenting Lender that shall not have been a Lender prior to the Commitment Increase shall pay to the Canadian Administrative Agent in same day funds an amount equal to the product of (1) such Augmenting Lender's Pro Rata Share (calculated after giving effect to the Commitment Increase) MULTIPLIED BY (2) the amount of the Post-Continued Loans, (iii) after the Canadian Administrative Agent receives the funds specified in clauses (i) and (ii) above, the Canadian Administrative Agent shall pay to each Lender whose Commitment is not being increased (a "NON-INCREASING LENDER") the portion of such funds that is equal to the difference between (A) the product of (1) such Non-Increasing Lender's Pro Rata Share (calculated without giving effect to the Commitment Increase) MULTIPLIED BY (2) the amount of the Pre-Continued Loans and (B) the product of
(1) such Non-Increasing Lender's Pro Rata Share (calculated after giving effect to the Commitment Increase) MULTIPLIED BY (2) the amount of the Post-Continued Loans, (iv) each Non-Increasing Lender and each Augmenting Lender shall be deemed to hold its Pro Rata Share of each Post-Continued Loan (each calculated after giving effect to the Commitment Increase) and (v) the Borrower shall pay each Augmenting Lender that shall have been a Lender prior to the Commitment Increase and each Non-Increasing Lender any and all accrued but unpaid interest on the Pre-Continued Loans up to but not including the Increase Effective Date. As used in this SUBSECTION (b), "Post-Continued Loans" means, after the effectiveness of the Commitment Increase, Borrowings in an aggregate principal amount equal to the Pre-Continued Loans and of the types and for the Interest Periods specified in a Borrowing Request delivered to the Canadian Administrative Agent in accordance with SECTION 2.3.

                  (c) Increases and new Revolving Loan Commitment Amount created pursuant to this SECTION 2.1.6 shall become effective on the date specified in the notice delivered by the Borrower pursuant to the first sentence of PARAGRAPH (a) above.

                  (d) No increase in the total Revolving Loan Commitment Amount (or in the Commitment of any Lender) or addition of a new Lender shall become effective under this Section unless (i) the Borrower shall deliver a certificate of an Authorized Officer, dated as of the Increase

Effective Date, certifying that no Default shall have occurred and be continuing and that the representations and warranties of the Borrower contained in this Agreement are true and correct on and as of such date, and (ii) the Canadian Administrative Agent shall have received documents and an opinion consistent with those delivered on the Effective Date under SECTIONS 5.1.1 and 5.1.6 as to the corporate authority of the Borrower to continue to borrow hereunder after giving effect to such increase.

                  (e) Notwithstanding the foregoing, no increase in the Revolving Loan Commitment Amount may be made pursuant to this SECTION 2.1.6 unless, after such increase, the Percentage of each Lender hereunder is the same as the pro rata share of such Lender or its Affiliate under the U.S. Credit Agreement.

         SECTION 2.2 OPTIONAL REDUCTION OF COMMITMENT AMOUNT. The Borrower may, from time to time on any Business Day, voluntarily reduce the Commitment Amount; PROVIDED, HOWEVER, that all such reductions shall require at least three Business Days' prior notice to the Canadian Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of Cdn. $2,500,000, and greater integral multiples of Cdn. $500,000.

         SECTION 2.3 BORROWING PROCEDURE. By delivering a Borrowing Request to the Canadian Administrative Agent on or before 12:00 p.m. (noon), Toronto, Ontario time, on a Business Day, the Borrower may from time to time irrevocably request, (a) on not less than three nor more than five Business Days' notice, a LIBO Rate Loan, or (ii) on not less than two Business Days' or more than five Business Days' notice, a Canadian Prime Rate Loan in a minimum amount of Cdn. $1,000,000 and greater integral multiples of Cdn. $500,000, or in the unused amount of the applicable Commitment, if less. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day specified in such Borrowing Request. On or before 11:00 a.m., Toronto, Ontario time, on such specified Business Day each Lender shall deposit with the Canadian Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Canadian Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Canadian Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

                  (b) Canadian Prime Rate Loans and LIBO Rate Loans shall be funded in Canadian Dollars.

         SECTION 2.4 CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/Conversion Notice to the Canadian Administrative Agent on or before 12:00 p.m. (noon), Toronto, Ontario time, on a Business Day, the Borrower may from time to time irrevocably elect, (a) on not less than three nor more than five Business Days' notice, in connection with any LIBO Rate Loan or any Canadian Prime Rate Loan that all, or any portion in an aggregate minimum


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

amount of Cdn. $1,000,000, and greater integral multiples of Cdn. $500,000, of any Loans be, in the case of Canadian Prime Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be continued as a LIBO Rate Loan, and
(b) on or before one (1) Business Day prior to the last day of the then current Interest Period with respect to a LIBO Rate Loan, that such Loan be converted into a Canadian Prime Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Canadian Prime Rate Loan); PROVIDED, HOWEVER, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing. A continuation or conversion shall not be considered a new Loan or Borrowing hereunder.

         SECTION 2.5 NOTES.

                  (a) The Loans made by, and the Borrower's Reimbursement Obligations to, each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Canadian Administrative Agent in the ordinary course of business. The accounts or records maintained by the Canadian Administrative Agent and each Lender shall be prima facie evidence of the Loans and the Borrower's Reimbursement Obligations, absent manifest error. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans and Letters of Credit. In addition to such accounts or records, each Lender's Loans may be evidenced by a Note substantially in the form of EXHIBIT A hereto. Each Lender may attach schedules to its Note(s) and endorse thereon the date, amount and maturity of the applicable Loans and payments with respect thereto.

                  (b) In addition to the accounts and records referred to in SUBSECTION (a), each Lender and the Canadian Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Canadian Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Canadian Administrative Agent shall control.

         SECTION 2.6 LETTERS OF CREDIT.

         SECTION 2.6.1 ISSUANCE REQUESTS. By delivering to the Canadian Administrative Agent and the applicable Issuer an Issuance Request on or before 11:30 a.m., Toronto, Ontario time, the Borrower may request, from time to time prior to the Commitment Termination Date and on not less than three nor more than ten Business Days' notice, that such Issuer issue an irrevocable standby letter of credit in such form as may be mutually agreed to by the Borrower and such Issuer (each a "LETTER OF CREDIT"), in support of financial and performance obligations of the Borrower incurred in the Borrower's ordinary course of business and which are described in such Issuance Request. Upon receipt of an Issuance Request, the Canadian Administrative Agent shall promptly notify the Lenders thereof. Each Letter of Credit shall by its terms: (a) be issued in a Stated Amount which (i) together with all Letter of Credit Outstandings does not exceed the Letter of Credit Sublimit, or (ii) together with all Letter of Credit Outstandings and all outstanding Loans does not exceed (or would not exceed) the Revolving Loan Commitment Amount as of such date (as such amount is reduced and is scheduled to reduce prior to the Stated Expiry Date pursuant to SECTION 2.2); and (b) be stated to expire on a date (its "STATED EXPIRY DATE") no later than the earlier of (i) one year from its date of issuance and (ii) the Revolving Loan Commitment Termination Date. So long as no Default has occurred and is continuing, by delivery to the applicable Issuer and the Canadian Administrative Agent of an Issuance Request at least three but not more than ten Business Days prior to the Stated Expiry Date of any Letter of Credit, the Borrower may request such Issuer to extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of one year from its date of extension and the Revolving Loan Commitment Termination Date.

         SECTION 2.6.2 ISSUANCES AND EXTENSIONS. On the terms and subject to the conditions of this Agreement (including ARTICLE V), the Issuer shall issue Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the Issuance Requests made therefor. Each Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof (and will promptly provide each of the Lenders and the Borrower with a copy of such Letter of Credit) and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof.

         SECTION 2.6.3 OTHER LENDERS' PARTICIPATION. Each Letter of Credit issued pursuant to SECTION 2.6.2 shall, effective upon its issuance and without further action, be issued on behalf of all Lenders (including the Issuer thereof) PRO RATA according to their respective Percentages. Each Lender shall, to the extent of its Percentage, be deemed irrevocably to have participated in the issuance of such Letter of Credit and shall be responsible to reimburse promptly the Issuer thereof for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with SECTION 2.6.5, or which have been reimbursed by the Borrower but must be returned, restored or disgorged by such Issuer for any reason, and each Lender shall, to the extent of its Percentage, be entitled to receive from the Canadian Administrative Agent a ratable portion of the letter of credit fees received by the Canadian Administrative Agent pursuant to SECTION 3.3.3, with respect to each Letter of Credit. In the event that the Borrower shall fail to reimburse any Issuer, or if for any reason Loans shall not be made to fund any Reimbursement Obligation, all as provided in
SECTION 2.6.5 and in an amount equal to the amount of any drawing honored by such Issuer under a Letter of Credit issued by it, or in the event such Issuer must for any reason return or disgorge such reimbursement, such Issuer shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to such Issuer, whether or not any Default shall have occurred and be continuing, an amount equal to its respective participation in same day or immediately available funds at the office of such Issuer specified in such notice not later than 11:30 a.m., Toronto, Ontario time, on the Business Day (under the laws of the jurisdiction of such Issuer) after the date notified by such Issuer. In the event that any Lender fails to make available to such Issuer the amount of such Lender's participation in such Letter of Credit as


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

provided herein, such Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the daily average Federal Funds Rate for three Business Days (together with such other compensatory amounts as may be required to be paid by such Lender to the Canadian Administrative Agent pursuant to the Rules for Interbank Compensation of the council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time) and thereafter at the Canadian Prime Rate PLUS 2%. Nothing in this Section shall be deemed to prejudice the right of any Lender to recover from any Issuer any amounts made available by such Lender to such Issuer pursuant to this Section in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuer in respect of which payment was made by such Lender constituted gross negligence or wilful misconduct on the part of such Issuer. Each Issuer shall distribute to each other Lender which has paid all amounts payable by it under this Section with respect to any Letter of Credit issued by such Issuer such other Lender's Percentage of all payments received by such Issuer from the Borrower in reimbursement of drawings honored by such Issuer under such Letter of Credit when such payments are received.

         SECTION 2.6.4 DISBURSEMENTS. Each Issuer will notify the Borrower and the Canadian Administrative Agent promptly of the presentment for payment of any Letter of Credit, together with notice of the date (the "DISBURSEMENT DATE") such payment shall be made. Subject to the terms and provisions of such Letter of Credit, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:30 a.m., Toronto, Ontario time, on the Disbursement Date, the Borrower will reimburse the applicable Issuer for all amounts which it has disbursed under the Letter of Credit. In the event the applicable Issuer is not reimbursed by the Borrower on the Disbursement Date, or if such Issuer must for any reason return or disgorge such reimbursement, the Lenders (including such Issuer) shall, on the terms and subject to the conditions of this Agreement, fund the Reimbursement Obligation therefor by making, on the next Business Day, Loans which are Canadian Prime Rate Loans, as provided in SECTION 2.1 (the Borrower being deemed to have given a timely Borrowing Request therefor for such amount); PROVIDED, HOWEVER, that for the purpose of determining the availability of the Commitments to make Loans immediately prior to giving effect to the application of the proceeds of such Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time. To the extent the applicable Issuer is not reimbursed in full in accordance with the preceding sentences, the Borrower's Reimbursement Obligation shall accrue interest at a fluctuating rate equal to the Canadian Prime Rate PLUS the Applicable Margin PLUS a margin of 2% per annum, payable on demand.

         SECTION 2.6.5 REIMBURSEMENT. The Borrower's obligation (a "REIMBURSEMENT OBLIGATION") under SECTION 2.6.4 to reimburse an Issuer with respect to each Disbursement (including interest thereon), and each Lender's obligation to make participation payments in each drawing which has not been reimbursed by the Borrower, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Borrower may have or have had against any Lender or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any disbursement to conform to the terms of the applicable Letter of Credit (if, in the applicable Issuer's good faith opinion, such disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; PROVIDED, HOWEVER, that nothing herein shall adversely affect the right of the Borrower or any Lender to commence any proceeding against the applicable Issuer for any wrongful disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of such Issuer.

         SECTION 2.6.6 DEEMED DISBURSEMENTS. Upon either (a) the occurrence and during the continuation of an Event of Default pursuant to SECTION 8.1.9 or the occurrence of the Commitment Termination Date or (b) the declaration by the Canadian Administrative Agent of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated as provided in
SECTION 8.3, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, at the election of the applicable Issuer acting on instructions from the Required Lenders, and without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by such Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by such Issuer to the Canadian Administrative Agent and the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse such Issuer the amount deemed to have been so paid or disbursed by such Issuer. Any amounts so received by such Issuer from the Borrower pursuant to this Section shall be held as collateral security for the repayment of the Borrower's obligations in connection with the Letters of Credit issued by such Issuer. All amounts on deposit pursuant to this SECTION 2.6.6 shall, until their application to any Obligation or their return to the Borrower, as the case may be, at the Borrower's written request, be invested in high grade short-term liquid investments acceptable to Canadian Administrative Agent and designated by the Borrower, which investments shall be held by the Canadian Administrative Agent as additional collateral security for the repayment of the Borrower's Obligations under and in connection with the Letters of Credit and all other Obligations. Any losses, net of earnings, and reasonable fees and expenses of such investments shall be charged against the principal amount invested. The Canadian Administrative Agent and the Lenders shall not be liable for any loss resulting from any investment made by the Canadian Administrative Agent at the Borrower's request. The Canadian Administrative Agent is not obligated hereby, or by any other Loan Document, to make or maintain any investment, except upon written request by the Borrower. At any time when such Letters of Credit shall terminate and all Obligations to each Issuer are either terminated or paid or reimbursed to such Issuer in full, the Obligations of the Borrower under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from such Issuer), and such Issuer will return to the Borrower the excess, if any, of (x) the aggregate amount held by such Issuer and not theretofore applied by such Issuer to any Reimbursement Obligation OVER (y) the aggregate amount of all Reimbursement Obligations to such Issuer pursuant to this Section, as so adjusted. At such time when all Events of Default shall have been cured or waived, if the Revolving Loan Commitment Termination Date shall not have occurred


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

for any reason, each Issuer shall return to the Borrower all amounts then on deposit with such Issuer pursuant to this Section.

         SECTION 2.6.7 NATURE OF REIMBURSEMENT OBLIGATIONS. The Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither any Issuer nor any Lender (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for: (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit; (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile or otherwise; or (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof. None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted any Issuer or any Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by any Issuer in good faith shall be binding upon the Borrower and shall not put such Issuer under any resulting liability to the Borrower.

         SECTION 2.6.8 INCREASED COSTS; INDEMNITY. If by reason of (a) any change in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement, or (b) compliance by any Issuer or any Lender with any direction, or requirement of any governmental or monetary authority, including Regulation D of the F.R.S. Board:
(i) any Issuer or any Lender shall be subject to any tax (other than taxes on net income and franchises), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this SECTION 2.6, whether directly or by such being imposed on or suffered by such Issuer or such Lender; (ii) any reserve, deposit or similar requirement is or shall be applicable, increased, imposed or modified in respect of any Letters of Credit issued by any Issuer or participations therein purchased by any Lender; or (iii) there shall be imposed on any Issuer or any Lender any other condition regarding this SECTION 2.6, any Letter of Credit or any participation therein, and the result of the foregoing is directly to increase the cost to such Issuer or such Lender of issuing or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce any amount receivable in respect thereof by such Issuer or such Lender, then and in any such case such Issuer or such Lender may, at any time after the additional cost is incurred or the amount received is reduced, notify the Canadian Administrative Agent and the Borrower thereof, and the Borrower shall pay within 10 days of demand such amounts as such Issuer or Lender may in good faith specify to be necessary to compensate such Issuer or Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Canadian Prime Rate. The determination by such Issuer or Lender, as the case may be, of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall be rebuttable presumptive evidence of such amounts.

         In addition to amounts payable as elsewhere provided in this SECTION 2.6, the Borrower hereby indemnifies, exonerates and holds each Issuer, the Canadian Administrative Agent and each Lender harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether such Issuer, the Canadian Administrative Agent or such Lender is a party to the action for which indemnification is sought), including reasonable attorneys' fees and disbursements, which such Issuer, the Canadian Administrative Agent or such Lender may incur or be subject to as a consequence, direct or indirect, of the issuance of the Letters of Credit, other than as a result of the gross negligence or wilful misconduct of such Issuer as determined by a court of competent jurisdiction, or the failure of such Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

         SECTION 2.7.1 EXTENSION OF CONTINUATION DATE.

                  (a) Borrower may, at its option and from time to time during the Revolving Loan Availability Period, request an offer to extend the Revolving Loan Availability Period by delivering to Canadian Administrative Agent a Request for an Offer of Extension not more than ninety days and not less than forty-five days prior to the then-current Continuation Date. Canadian Administrative Agent shall forthwith provide a copy of the Request for an Offer of Extension to each of the Lenders. Upon receipt from Canadian Administrative Agent of an executed Request for an Offer of Extension, each Lender shall, within thirty days after the date of such Lender's receipt of such request from Canadian Administrative Agent, either:

                           (i)      notify Canadian Administrative Agent of its
acceptance of the Request for an Offer of Extension, and the terms and conditions, if any, upon which such Lender is prepared to extend the Continuation Date; or

                           (ii)     notify Canadian Administrative Agent that
the Request for an Offer of Extension has been denied, such notice to forthwith be forwarded by Canadian Administrative Agent to Borrower to allow Borrower to seek a replacement lender pursuant to SECTION 2.8.3 (any Lender giving notice of such denial is herein called a "NON-ACCEPTING LENDER"). The failure of a Lender to so notify Canadian Administrative Agent within such thirty day period shall be deemed to be notification by such Lender to Canadian Administrative Agent that such Lender has denied Borrower's Request for an Offer of Extension.

                  (b) Provided that all Lenders provide notice to Canadian Administrative Agent under SECTION 2.7.1(a) that they accept the Request for an Offer of Extension, or if there are Non-

Accepting Lenders, such Lenders shall have been repaid pursuant to SECTION 2.7.3 or replacement lenders shall have become parties hereto pursuant to SECTION
2.7.3 and shall have accepted the Request for an Offer of Extension, such acceptance having common terms and conditions, Canadian Administrative Agent shall deliver to Borrower an Offer of Extension incorporating the said terms and conditions. Such offer shall be open for acceptance by Borrower until the fifth Business Day immediately preceding the then current Continuation Date. Upon written notice by Borrower to Canadian Administrative Agent accepting an outstanding Offer of Extension and agreeing to the terms and conditions, if any, specified therein (the date of such notice of acceptance in SECTION 2.7.1 and 2.7.3 being called the "EXTENSION DATE"), the Continuation Date shall be extended to the date 364 days from the Extension Date and the terms and conditions specified in such Offer of Extension shall be immediately effective.

                  (c) Borrower understands that the consideration of any Request for an Offer of Extension constitutes an independent credit decision which each Lender retains the absolute and unfettered discretion to make and that no commitment in this regard is hereby given by a Lender and that any offer to extend the Continuation Date may be on such terms and conditions in addition to those set out herein as the extending Lenders stipulate.

         SECTION 2.7.2 CONTINUATION AS TERM LOAN. Unless there is an extension of the Revolving Loan Availability Period in accordance with SECTION 2.7.1, effective at 5:00 p.m. Toronto, Ontario time on the day immediately preceding the Continuation Date, and PROVIDED, THAT no Event of Default shall have occurred and be continuing, (a) each Lender's obligation to make new Revolving Loans and to issue Letters of Credit hereunder shall be canceled automatically, and (b) each Lender's Revolving Loans shall continue as Term Loans maturing on the Term Loan Maturity Date.

         SECTION 2.7.3 NON-ACCEPTING LENDER. Provided that Lenders whose Percentage represents more than 50% but less than 100% of the Revolving Loan Commitment Amount provide notice to Agent under SECTION 2.7.1(a) that they accept the Request for an Offer of Extension, on notice of Borrower to the Canadian Administrative Agent, Borrower shall be entitled to choose any of the following in respect of each Non-Accepting Lender prior to the expiration of the Revolving Loan Availability Period, PROVIDED, THAT if Borrower does not make an election prior to the expiration of the Revolving Loan Availability Period, Borrower shall be deemed to have irrevocably elected to exercise the provisions of SECTION 2.7.3(b)(ii):

         (a) (i) the Non-Accepting Lender's obligations to make Loans shall be canceled as of the Extension Date, the Revolving Loan Commitment Amount shall be reduced by the amount so canceled, and on or prior to the Extension Date the Borrower shall repay in full all Obligations then outstanding to the Non-Accepting Lender (as defined in SECTION 2.7.1(a)(ii)), or (ii) replace the Non-Accepting Lender by reaching satisfactory arrangements with one or more existing Lenders or new Lenders, for the purchase, assignment and assumption of all Obligations hereunder and Obligations under the U.S. Credit Agreement of the Non-Accepting Lender, PROVIDED, THAT any new Lender, with, if necessary, any Affiliate, shall take a pro rata assignment of both Obligations hereunder and

Obligations under the U.S. Credit Agreement, and such Non-Accepting Lender shall be obligated to sell such Obligations in accordance with such satisfactory arrangements; or

         (b) Borrower may elect to revoke and cancel the Request for an Offer of Extension by giving notice of such revocation and cancellation to Canadian Administrative Agent (which shall promptly notify the Lenders thereof), and concurrently therewith, shall have the option to (i) cancel the obligations of Lenders under the Agreement and, subject to the notice requirements set forth in SECTION 2.7.1(a) and to the provisions of ARTICLE III, repay in full all Obligations, or (ii) have the outstanding Revolving Loans on the Continuation Date become Term Loans as provided in SECTION 2.7.2.

In connection with any such replacement of a Lender pursuant to this SECTION 2.7.3, the Borrower shall pay all costs that would have been due to such Lender pursuant to SECTION 4.4 if such Lender's Loans had been prepaid at the time of such replacement.

                                   ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1 REPAYMENTS AND PREPAYMENTS.

                  (a) GENERAL. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 4.4.

                  (b) PRINCIPAL REPAYMENT. After the Continuation Date, the Borrower shall repay the principal of and interest on the Loans as follows: The Borrower shall repay the principal of the Loans in equal semi-annual installments, each in an amount equal to two and one-half percent (2.5%) of the outstanding principal balance of the Loans on the Continuation Date. Such installments shall be due and payable on each June 30 and December 31 each year and in a final installment due and payable on the Term Loan Maturity Date in an amount equal to the entire unpaid principal balance of the Loans outstanding on the Term Loan Maturity Date.

                  (c) INCOME TAX ACT (CANADA). Notwithstanding any other term or provision herein or in any other Loan Document, and except as otherwise provided in SECTION 8.1, in no event shall the Borrower be required to repay more than 25% of the principal amount (as defined in the Income Tax Act (Canada)) of any Loan made to it prior to five years and a day after the Continuation Date.

         SECTION 3.1.1 OPTIONAL PREPAYMENT. At any time prior to the Stated Maturity Date, the Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; PROVIDED, HOWEVER, that (a) any such prepayment shall be made PRO RATA among Loans of the same type and, if applicable, having the same Interest Period of all Lenders, (b) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan, (c) all such voluntary prepayments (i) of LIBO Rate Loans, shall require at least three (3) Business Days' prior written notice to the Canadian Administrative Agent, and (ii) of Canadian Prime Rate Loans, shall require at least one (1) Business Day's prior written notice to the Canadian Administrative Agent, and (d) all such voluntary partial prepayments shall be in an aggregate minimum amount of Cdn. $1,000,000, and greater integral multiples of Cdn. $500,000.

         SECTION 3.1.2 MANDATORY PREPAYMENT; CURRENCY FLUCTUATIONS. If for any reason the outstanding amount of all Loans and Reimbursement Obligations at any time outstanding exceeds the Commitment Amount then in effect, the Borrower shall immediately prepay Loans and if any such excess remains after such prepayment, the Borrower shall immediately cash collateralize the Reimbursement Obligations in an amount equal to the stated amount of all Letters of Credit outstanding and undrawn in an aggregate amount equal to such excess.

         SECTION 3.1.3 MANDATORY PREPAYMENT ON ACCELERATION. The Borrower shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to SECTION 8.2 or SECTION 8.3, repay all Loans, unless, pursuant to
SECTION 8.3, only a portion of all Loans is so accelerated.

         SECTION 3.1.4 PREPAYMENTS OF TERM LOANS. All prepayments of the Term Loan shall be applied to installments of principal on a pro rata basis.

         SECTION 3.2 INTEREST PROVISIONS. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this SECTION 3.2.

         SECTION 3.2.1 RATES. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum: (a) on that portion maintained from time to time as a Canadian Prime Rate Loan, equal to the Canadian Prime Rate PLUS the Applicable Margin from time to time in effect; and
(b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period PLUS the Applicable Margin.

                  All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION 3.2.2 DEFAULT RATE. While any Event of Default exists or after acceleration, the Borrower shall pay upon demand interest (after as well as before judgment) on the principal amount of all outstanding Obligations at a fluctuating rate per annum equal to the Canadian Prime Rate PLUS the Applicable Margin PLUS 2%; PROVIDED, HOWEVER, that with respect to a LIBO Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan PLUS 2% per annum, but in any event not to exceed the maximum rate permitted by applicable law.

         SECTION 3.2.3 PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication: (a) on the Stated Maturity Date therefor; (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan; (c) with respect to Canadian Prime Rate Loans, on each Quarterly Payment Date occurring after the Effective Date; (d) with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period);
(e) with respect to any Canadian Prime Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to CLAUSE
(c), on the date of such conversion; and (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to SECTION 8.2 or SECTION 8.3, immediately upon such acceleration. Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.2.4 [INTENTIONALLY LEFT BLANK]

         SECTION 3.3 FEES. The Borrower agrees to pay the fees set forth in this
SECTION 3.3. All such fees shall be non-refundable.

         SECTION 3.3.1 COMMITMENT FEE. The Borrower agrees to pay to the Canadian Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of ARTICLE V) commencing on the Effective Date and continuing through the final Revolving Loan Commitment Termination Date, a Commitment Fee on such Lender's Percentage of the sum of the average daily unused portion of the Revolving Loan Commitment Amount (outstanding Loans and Letters of Credit being deemed to be usage hereunder). Such Commitment Fee shall be payable by the Borrower in arrears, on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Revolving Loan Commitment Termination Date.

         SECTION 3.3.2 CANADIAN ADMINISTRATIVE AGENT'S FEE. The Borrower agrees to pay the fees provided in the fee letter dated August 10, 2001 between the Borrower, the Canadian Administrative Agent and Banc of America Securities LLC.

         SECTION 3.3.3 LETTER OF CREDIT FEES. (a) The Borrower agrees to pay to the Canadian Administrative Agent, for the account of each Lender, a fee for each Letter of Credit for the period from and including the date of the issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires, at a per annum rate equal to the Applicable Margin on the outstanding face amount of each Letter of Credit. Such fee shall be payable by the Borrower in arrears on each Quarterly Payment Date, and on the Revolving Loan Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.

                  (b) The Borrower agrees to pay to the Canadian Administrative Agent, for the account of the Issuer, (i) a Letter of Credit fronting fee for each Letter of Credit upon the issuance of each Letter of Credit in an amount equal to the greater of (A) Cdn. $500 or (B) one-eight of one percent (1/8 of 1%) calculated on the face amount thereof, and (ii) such Issuer's standard drawing fees and other processing fees upon any drawing under such Letter of Credit.

                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1 FIXED RATE LENDING UNLAWFUL. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan of a certain type, the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Canadian Administrative Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such type shall automatically convert into Canadian Prime Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 4.2 DEPOSITS UNAVAILABLE. If the Canadian Administrative Agent shall have determined that (a) Cdn. Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Lenders in their relevant markets; or (b) by reason of circumstances affecting BofA Canada's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Canadian Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under SECTION 2.3 and SECTION 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Canadian Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 4.3 INCREASED LIBO RATE LOAN COSTS, ETC. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans. Such Lender shall promptly notify the Canadian Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount; provided, that no Lender shall give such notice unless it is generally charging borrowers similarly situated to the Borrower with similar agreements with such Lender such amounts. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall be rebuttable presumptive evidence of such amounts.

         SECTION 4.4 FUNDING LOSSES. In the event any Lender shall incur any loss, cost or expense as a result of (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise; (b) any Loans not being made as LIBO Rate Loans or Canadian Prime Rate Loan in accordance with the Borrowing Request therefor; or (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor, then, upon the written notice of such Lender to the Borrower (with a copy to the Canadian Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss, cost or expense. Such written notice (which shall include calculations in reasonable detail) and shall be rebuttable presumptive evidence of such amounts. The amounts calculated pursuant to this Section 4.4 shall include any loss, cost or expense incurred by a Lender in connection with any foreign exchange agreement, and any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan.

         SECTION 4.5 INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its discretion exercised in good faith) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts shall be furnished to Borrower including calculations thereof in reasonable detail and shall be rebuttable presumptive evidence of such amounts. In determining such amount, such Lender may use any method of averaging and attribution that it (in its discretion exercised in good faith) shall deem applicable.

         SECTION 4.6 TAXES. All payments by the Borrower of principal of, and interest on, the Loans, all payments in respect of the Reimbursement Obligations and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender is organized or maintains an office from which Loans are funded (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any

Taxes pursuant to any applicable law, rule or regulation, then the Borrower will
(a) pay directly to the relevant authority the full amount required to be so withheld or deducted; (b) promptly forward to the Canadian Administrative Agent an official receipt or other documentation satisfactory to the Canadian Administrative Agent evidencing such payment to such authority; and (c) pay to the Canadian Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against the Canadian Administrative Agent or any Lender with respect to any payment received by the Canadian Administrative Agent or such Lender hereunder, the Canadian Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including, if incurred as a result of the Borrower's action, omission or delay, any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

                  If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Canadian Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any failure of Borrower to pay the taxing authorities directly where required. For purposes of this SECTION 4.6, a distribution hereunder by the Canadian Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

         SECTION 4.7 PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Canadian Administrative Agent for the PRO RATA account of the Lenders entitled to receive such payment. All such payments required to be made to the Canadian Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., Toronto, Ontario time, on the date due, in same day or immediately available funds, to such account as the Canadian Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Canadian Administrative Agent on the next succeeding Business Day. The Canadian Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Canadian Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (which results in more interest being paid than if computed on the basis of a 365-day year) or, in the case of interest on a Canadian Prime Rate Loan, 365 days or, if appropriate, 366 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by CLAUSE (c) of the definition of the term "INTEREST PERIOD" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment. Each rate of interest which is calculated with reference to a period (the "DEEMED INTEREST PERIOD") that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year calculated by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the deemed interest period.

         SECTION 4.8 SHARING OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan, any Reimbursement Obligation or any other Obligation (other than pursuant to the terms of SECTIONS 4.3, 4.4 and 4.5) in excess of its PRO RATA share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to SECTION 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9 SETOFF. Upon the occurrence of an Event of Default, each Lender shall be entitled to exercise (for the benefit of all Lenders pursuant to SECTION 4.8) any right of offset or bankers' lien against each and every account and other property or interest therein that the Borrower or any Obligor may now or hereafter have with, or which is now or hereafter in the possession of, such Lender, to the extent of the full amount of the Obligations. To secure the Obligations, the Borrower hereby grants to each Lender a continuing security interest in any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; PROVIDED, HOWEVER, that any exercise of such security interest shall be subject to the provisions of
SECTION 4.8. Each Lender agrees promptly to notify the Borrower and the Canadian Administrative Agent after any such setoff and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION 4.10. CURRENCY CONVERSION AND CURRENCY INDEMNITY.

         (a) Each Obligor shall make payment relative to any Obligation in the currency (the "AGREED CURRENCY") in which the Obligation was incurred. If any payment is received on account of any Obligation in any currency (the "OTHER CURRENCY") other than the Agreed Currency (whether voluntarily, pursuant to any conversion of a Loan or pursuant to an order or judgment or the enforcement thereof or the realization of any security or the liquidation of such Obligor or otherwise howsoever), such payment shall constitute a discharge of the liability of an Obligor hereunder and under the other Loan Documents in respect of such Obligation only to the extent of the amount of the Agreed Currency which the Canadian Administrative Agent and Lenders are able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.

         (b) If for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the "JUDGMENT CURRENCY") any amount due in the Agreed Currency then the conversion shall be made on the basis of the rate of exchange prevailing on the next Business Day following the date such judgment is given and in any event each Obligor shall be obligated to pay the Canadian Administrative Agent and Lenders any deficiency in accordance with Section 4.10(c). For the foregoing purposes, "rate of exchange" means the Noon Rate, after deducting any premium and costs of exchange.

         (c) If the Canadian Administrative Agent or any Lender receives any payment or payments on account of the liability of an Obligor hereunder pursuant to any judgment or order in any Other Currency, and the amount of the Agreed Currency which the relevant Canadian Administrative Agent or Lender is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such Obligations immediately prior to such judgment or order, then Borrower on demand shall indemnify and save such Canadian Administrative Agent and Lenders harmless from and against any loss, cost or expense arising out of or in connection with such deficiency. The agreement of indemnity provided for in this SECTION 4.10(c) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Canadian Administrative Agent and the Lenders or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

                                    ARTICLE V
                             CONDITIONS TO BORROWING

         SECTION 5.1 INITIAL BORROWING. The obligations of the Lenders to fund the initial Borrowing and to issue the initial Letter of Credit shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this SECTION 5.1. All certificates, agreements, opinions and other documents delivered shall be in form and substance satisfactory to the Canadian Administrative Agent.

         SECTION 5.1.1 RESOLUTIONS, ETC. The Canadian Administrative Agent shall have received from each Obligor a certificate, dated the date of the initial Borrowing or the issuance of the initial Letter of Credit or of such continuation, of its secretary, assistant secretary, manager or general partner as applicable as to (a) resolutions of its Board of Directors, Managers, or their equivalent then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it, (b) the articles or certificate of incorporation or organization for such Obligor, (c) the bylaws, operating agreements, or partnership agreement of such Obligor, and (d) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the secretary, manager or general partner as applicable of such Obligor canceling or amending such prior certificate. The Canadian Administrative Agent shall have received from each Obligor certificates of existence and good standing provided by the appropriate governmental officer in its jurisdiction of incorporation and, in the case of certificates of good standing, in each jurisdiction in which its business is conducted.

         SECTION 5.1.2 DELIVERY OF THIS AGREEMENT; "EFFECTIVE DATE" UNDER U.S. CREDIT AGREEMENT. The Canadian Administrative Agent shall have received (a) this Agreement and the Notes issued pursuant hereto, duly executed by each party thereto, and in each case in form and substance satisfactory to the Canadian Administrative Agent, and (b) evidence satisfactory to it that the "Effective Date" under the U.S. Credit Agreement shall have occurred.

         SECTION 5.1.3 GUARANTY AGREEMENTS. The Administrative Agent or the Canadian Administrative Agent shall have received the following, each dated as of the date hereof: (a) a guaranty agreement duly executed by, and from each of, MarkWest Michigan, West Shore, Basin, Matrex, and MarkWest Resources, each substantially in the form attached as Exhibit G to the U.S. Credit Agreement, and (b) a Guaranty executed by, and from each of, the Parent and Midstream Services.

         SECTION 5.1.4 COLLATERAL DOCUMENTS. The Canadian Administrative Agent shall have received executed counterparts of (a) the Collateral Documents described on SCHEDULE II, and (b) to the extent not previously delivered to Bank of America, N.A., as Administrative Agent, certificates evidencing all of the issued and outstanding shares of capital stock, partnership interests, or membership interests pledged pursuant thereto, which certificates shall in each case be accompanied by undated stock powers duly executed in blank.

         SECTION 5.1.5 CLOSING CERTIFICATE. The Canadian Administrative Agent shall have received a certificate signed by an Authorized Officer of the Borrower certifying (a) that the conditions specified in ARTICLE V have been satisfied, (b) no Default or Event of Default exists, and

(c) since December 31, 2000 there has occurred no event or circumstance which could reasonably be expected to have a Material Adverse Effect, (d) except as set forth on Schedule I to the U.S. Credit Agreement, no litigation or action exists or is pending or threatened which could reasonably be expected to have a Material Adverse Effect, and (e) since the consummation of the acquisition of the Acquired Companies, there has occurred no event or circumstances which could reasonably be expected to have a material adverse effect on the assets, business, properties, financial condition or prospects, or results of operations of the Borrower or the Borrower and its Subsidiaries taken as a whole, or the ability of the Borrower or any other Obligor to perform its obligations under any of the Loan Documents.

         SECTION 5.1.6 OPINIONS OF COUNSEL. The Canadian Administrative Agent shall have received the following, each dated the Effective Date and addressed to the Canadian Administrative Agent and all Lenders: (a) legal opinions from Davis, Graham & Stubbs LLP and from Barry Spector, counsel to the Borrower and its Subsidiaries, substantially in the form of EXHIBIT E-1 and EXHIBIT E-4 hereto, (b) a legal opinion from Baker Botts LLP, Texas counsel to the Borrower and its Subsidiaries, substantially in the form of EXHIBIT E-3 hereto, (c) a legal opinion from Fraser Milner Casgrain LLP, Canadian Counsel to the Borrower and its Subsidiaries, substantially in the form of EXHIBIT E-2 hereto, and (d) such opinions of local counsel as the Canadian Administrative Agent shall require.

         SECTION 5.1.7 CLOSING FEES, EXPENSES, ETC. All fees and expenses to be paid on or before the Effective Date shall have been paid, including attorneys' fees and expenses to the extent invoiced prior to the Effective Date.

         SECTION 5.1.8 EVIDENCE OF INSURANCE. The Canadian Administrative Agent shall have received certificates of insurance satisfactory to it evidencing the existence of all insurance required to be maintained by the Borrower by this Agreement and the other Loan Documents, which insurance shall list Canadian Administrative Agent as additional insured and a loss payee and be satisfactory to the Canadian Administrative Agent.

         SECTION 5.1.9 PROJECTIONS. The Canadian Administrative Agent shall have received the projections described in SECTION 5.1.12 of the U.S. Credit Agreement.

         SECTION 5.1.10 TITLE. The Canadian Administrative Agent shall have received (a) such title information as the Canadian Administrative Agent may require setting forth the status of title acceptable to the Canadian Administrative Agent to at least 75% of the value of the Borrower's and its Subsidiaries' Oil and Gas Properties included in the Initial Reserve Reports, and (b) such title information as the Canadian Administrative Agent may require setting forth the status of title acceptable to the Canadian Administrative Agent to the Borrower's and its Subsidiaries' real estate and facilities.

         SECTION 5.1.11 INITIAL RESERVE REPORT. The Canadian Administrative Agent shall have received the Initial Reserve Reports in form and substance satisfactory to the Lenders.

         SECTION 5.1.12 ENVIRONMENTAL REPORTS. The Canadian Administrative Agent and the Lenders shall have received environmental assessment reports relating to assets of the Borrower and its Subsidiaries, and the Lenders shall be satisfied with the reports.

         SECTION 5.1.13 FINANCIAL STATEMENTS. The Canadian Administrative Agent shall have received and, in each case, approved the following financial statements:

                           (i)      With respect to the Parent, audited
                  consolidated financial statements for the fiscal years ended 1998, 1999 and 2000, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, quarterly financial statements for the first two Fiscal Quarters of 2001, interim monthly financial statements for the months January 2001 through June 2001, monthly working capital needs for 2001 and quarterly for 2002, and a budget for the fiscal year 2001.

                           (ii) Pro forma consolidated balance sheet of the Parent and its Subsidiaries as of June 30, 2001 after giving effect to the Canadian Acquisition.

                           (iii) Such other financial information as the Canadian Administrative Agent may request.

         SECTION 5.1.14 INCENTIVE PAYMENTS AGREEMENT. The Administrative Agent shall have received a copy of the Incentive Payments Agreement delivered pursuant to SECTION 5.1.17 of the U.S. Credit Agreement.

         SECTION 5.1.15 HEDGING AGREEMENTS. The Parent shall have entered into commodity price protection agreements containing terms, and with counterparties, satisfactory to the Canadian Administrative Agent, covering volumes of not less than 70% of the reasonably estimated projected production of the Borrower's and its Subsidiaries' Canadian Oil and Gas Properties, as determined by reference to the Initial Reserve Reports, during the period from the Effective Date of the U.S. Credit Agreement and ending on December 31, 2004.

         SECTION 5.1.16 OTHER. The Canadian Administrative Agent shall have received such other assurances, certificates, documents, consents or opinions as the Canadian Administrative Agent or the Required Lenders may require.

         SECTION 5.2 CONDITIONS PRECEDENT TO TERM LOAN. The obligation of the Lenders to make the Term Loan shall, in addition to the conditions precedent specified in SECTION 5.3, be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this SECTION 5.2.

         SECTION 5.2.1 REVOLVING LOANS CONTINUED AS TERM LOANS. Subject to the terms and conditions of SECTION 2.7.2, the principal of and accrued interest on the Revolving Loans shall be continued as Term Loans hereunder, and included under the Term Loan Commitment prior to or concurrently with the continuation of each Lender's Revolving Loan as a Term Loan to the Borrower as provided in
SECTION 2.1.4.

         SECTION 5.2.2 CONFIRMATORY CERTIFICATE. The Canadian Administrative Agent shall have received a certificate, in form and substance satisfactory to the Canadian Administrative Agent, dated the Continuation Date and signed by an officer of the Borrower acceptable to the Canadian Administrative Agent, as to the matters set forth in SECTION 5.3.1 and such other documents as the Lender may have reasonably requested in support thereof, including, duly executed and updated copies or other confirmations of the continuing effectiveness of any or all of the Loan Documents.

         SECTION 5.3 ALL BORROWINGS. The obligation of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) and to issue any Letter of Credit (including the initial Letter of Credit) shall be subject to the satisfaction of each of the conditions precedent set forth in this SECTION 5.3.

         SECTION 5.3.1 COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to any Borrowing or Letter of Credit (but, if any Default of the nature referred to in SECTION 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct in all material respects (a) the representations and warranties set forth in ARTICLE VI and in each Collateral Document shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); (b) except as disclosed by the Borrower to the Canadian Administrative Agent and the Lenders pursuant to
SECTION 6.7, (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Parent, Borrower or any of their Subsidiaries which could reasonably be expected to materially adversely affect the Parent's, Borrower's and their Subsidiaries' consolidated business, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and (ii) no development shall have occurred in any labor controversy, litigation, arbitration, environmental or governmental investigation or proceeding disclosed pursuant to SECTION 6.7 which could reasonably be expected to materially adversely affect the consolidated businesses, operations, assets, revenues, properties or prospects of the Parent, Borrower and their Subsidiaries; and (c) no Default shall have then occurred and be continuing, and neither the Parent, Borrower, any other Obligor, nor any of their Subsidiaries are in violation of any law or governmental regulation or court order or decree, which would have a Material Adverse Effect.

         SECTION 5.3.2 BORROWING REQUEST. (a) The Canadian Administrative Agent shall have received a Borrowing Request signed by both the Borrower and the Parent for such Borrowing or Issuance Request for such Letter of Credit, as the case may be. Each of the delivery of a

Borrowing Request or Issuance Request for such Letter of Credit, as the case may be, and the acceptance by the Borrower of the proceeds of such Borrowing or such Letter of Credit shall constitute a representation and warranty by both the Borrower and the Parent that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in SECTION 5.3.1 are true and correct.

                  (b) In addition, if Borrower is unable to make the representations and warranties set forth in paragraph 5 of the form of Borrowing Request attached hereto as EXHIBIT B, then Borrower shall deliver to the Canadian Administrative Agent, not less than ten (10) days prior to the date of requested Borrowing or Issuance Request, a certificate (a "REGULATION U COMPLIANCE CERTIFICATE") in form and substance satisfactory to the Canadian Administrative Agent setting forth calculations demonstrating compliance with Regulation U and, if required by the Canadian Administrative Agent, an opinion of counsel (a "REGULATION U OPINION") in form and substance satisfactory to the Canadian Administrative Agent stating that the Lenders and the Borrowers are, and after the requested Borrowing or Issuance will be, in compliance with Regulation U.

         SECTION 5.3.3 SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Canadian Administrative Agent and its counsel (which satisfaction is acknowledged with respect to any documents conforming to the respective exhibit attached hereto); and the Canadian Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Canadian Administrative Agent or its counsel may reasonably request.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders and the Canadian Administrative Agent to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Canadian Administrative Agent and each Lender as set forth in this ARTICLE VI, except as otherwise indicated on the Disclosure
Schedule:

         SECTION 6.1 ORGANIZATION, ETC. The Borrower and each of its Subsidiaries is a corporation or limited liability company validly incorporated or organized and existing and in good standing under the laws of the province of its incorporation or formation, is duly qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially in accordance with the first recital.

         SECTION 6.2 DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene the Borrower's or any such Obligor's Organic Documents; (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor; or (c) result in, or require the creation or imposition of, any Lien on any of any Obligor's properties.

         SECTION 6.3 GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement, the Notes or any other Loan Document to which it is a party, except for the filings of mortgages and lien notices in connection with the granting of security interests pursuant to the Collateral Documents. The Borrower and its Subsidiaries possess all authorizations, approvals, permits and licenses necessary to operate their respective businesses as currently operated and as anticipated to be operated. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4 VALIDITY, ETC. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms.

         SECTION 6.5 FINANCIAL INFORMATION. The consolidated balance sheet of the Parent and its Subsidiaries as at December 31, 2000 and June 30, 2001, and the related consolidated statements of earnings and cash flow of the Parent and its Subsidiaries, copies of which have been furnished to the Canadian Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject, in the case of the June 30, 2001 statements, to normal year-end audit adjustments and the omission of certain footnote disclosures. The Parent and each of its Subsidiaries are in compliance with all of their existing financial obligations.

         SECTION 6.6 NO MATERIAL ADVERSE CHANGE. Since December 31, 2000, there has not been any Material Adverse Effect.

         SECTION 6.7 LITIGATION, LABOR CONTROVERSIES, ETC. As of the Effective Date, except as disclosed in SCHEDULE I, there is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Borrower or any Subsidiary or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document.

         SECTION 6.8 SUBSIDIARIES. The Borrower has no Subsidiaries, except those Subsidiaries (a) which are identified in ITEM 6.8 ("Existing Subsidiaries") of the Disclosure Schedule; or (b) which are permitted to have been acquired in accordance with SECTION 7.2.5 or 7.2.8. Each Subsidiary has executed a Guaranty.

         SECTION 6.9 OWNERSHIP OF PROPERTIES. The Borrower and each of its Subsidiaries owns good and defensible title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to
SECTION 7.2.3.

         SECTION 6.10 TAXES. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 6.11 [INTENTIONALLY LEFT BLANK]

         SECTION 6.12 COMPLIANCE WITH LAW. Neither the Borrower nor any of its Subsidiaries (a) is in violation of any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or any interpretation of the foregoing) of, or the terms of any license or permit issued by, any governmental authority; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to ownership of any of their respective properties or the conduct of their respective business; which violation or failure could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.13 CLAIMS AND LIABILITIES. Neither the Borrower nor any of its Subsidiaries has accrued any liabilities under gas purchase contracts for gas not taken, but for which it is liable to pay if not made up and which, if not paid, would have a Material Adverse Effect. No claims exist against the Borrower or its Subsidiaries for gas imbalances which claims if adversely determined would have a Material Adverse Effect. No purchaser of product supplied by the Borrower or any of its Subsidiaries has any claim against the Borrower or any of its Subsidiaries for product paid for, but for which delivery was not taken as and when paid for, which claim if adversely determined would have a Material Adverse Effect.

         SECTION 6.14 NO PROHIBITION ON PERFECTION OF COLLATERAL DOCUMENTS. None of the terms or provisions of any indenture, mortgage, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or the property of the Borrower or any of its Subsidiaries is bound (other than documentation governing Permitted Liens described in CLAUSES (a), (c), (q) and (r)) prohibit the filing or recordation of any of the Loan Documents or any other action which is necessary or appropriate in connection with the perfection or maintenance of the Liens on material assets evidenced and created by any of the Loan Documents. Notwithstanding the foregoing, documents governing a Capitalized Lease Liability or a purchase money Lien permitted by SECTION 7.2.3(q) and (r) may prohibit other Liens on the asset encumbered by such Lien.

         SECTION 6.15 SOLVENCY. The Borrower is, and the Borrower and its Subsidiaries on a consolidated basis are, solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency and similar laws).

         SECTION 6.16 ENVIRONMENTAL WARRANTIES. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for clean-up or closure of properties presently owned or operated, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that, except as set forth in SCHEDULE I hereto, to the best of its knowledge after due inquiry:

                  (a) all facilities and property (including underlying groundwater) owned, leased or operated by the Borrower or any of its Subsidiaries are owned, leased or operated by the Borrower and its Subsidiaries in material compliance with all Environmental Laws;

                  (b) there are no pending or threatened, and to Borrower's knowledge, there have been no past, continuing (i) claims, complaints, notices or inquiries to, or requests for information received by, the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, that, singly or in the aggregate, have or may reasonably be expected to have a Material Adverse Effect, or (ii) claims, complaints, notices or inquiries to, or requests for information received by, the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law or under any common law theories relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased or operated by the Borrower and its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                  (c) there have been no releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                  (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

                  (e) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                  (f) there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

                  (g) no condition exists at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law that, singly or in the aggregate have, or may reasonably be expected to have, a Material Adverse Effect.

         SECTION 6.17 REGULATIONS T, U AND X. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings. As of the Effective Date, the Borrower does not own any Margin Stock.

         SECTION 6.18 ACCURACY OF INFORMATION. All material factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Canadian Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Canadian Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified, and except as amended or superseded by any such information subsequently provided prior to the date of execution and delivery of this Agreement, as of the date of execution and delivery of this Agreement by the Canadian Administrative Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. All estimates and projections (including the Projections as defined in the U.S. Credit Agreement) delivered to the Canadian Administrative Agent or any Lender were based upon information that was available at the time such estimates or projections were made and believed to be correct and upon assumptions believed to be reasonable; however the Borrower does not warrant that such estimates and projections will ultimately prove to have been accurate.

         SECTION 6.19 DEFAULT. No Default or Event of Default has occurred and is continuing.

         SECTION 6.20 [INTENTIONALLY LEFT BLANK]

         SECTION 6.21 OIL AND GAS RESERVES. The Borrower and each Subsidiary is and will hereafter be, in all material respects, the owner of the Hydrocarbon Interests that it purports to own from time to time in and under its Oil and Gas Properties, together with the right to produce the same. The Hydrocarbon Interests are not subject to any Lien other than Permitted Liens. All Oil and Gas have been and will hereafter be produced, sold and delivered in accordance in all material respects with all applicable laws and regulations; each of the Borrower and its Subsidiaries has complied in all material respects and will hereafter use commercially reasonable efforts to comply with all material terms of each oil, gas and mineral lease comprising its Hydrocarbon Interests; and all such oil, gas and mineral leases have been and will hereafter be maintained in full force and effect; PROVIDED, HOWEVER, that nothing in this SECTION 6.21 shall prevent the Borrower or its Subsidiaries from (a) selling or otherwise disposing of assets as permitted by SECTION 7.2.9 or (b) abandoning any well or forfeiting, surrendering, releasing or defaulting under any lease in the ordinary course of business and which, in the opinion of the Borrower or its Subsidiaries, is in its best interest, PROVIDED, THAT the Borrower and its Subsidiaries is and will hereafter be in compliance with all obligations hereunder. To the best of the knowledge of the Borrower all agreements pursuant to which Borrower and its Subsidiaries own their Hydrocarbon Interests are and will hereafter be enforceable in all material respects in accordance with their terms except as such may be modified by applicable bankruptcy law or an order of a court in equity.

         SECTION 6.22 INITIAL RESERVE REPORT; TITLE OPINION. (a) The Borrower has heretofore delivered to the Canadian Administrative Agent a true and complete copy of the Initial Reserve Report covering certain of the Borrower's Oil and Gas Properties located in Canada relating to an evaluation of the Oil and Gas attributable to certain of the Oil and Gas Properties described therein. To the best knowledge of the Borrower, (a) the assumptions stated or used in the preparation of the Initial Reserve Report are reasonable, (b) all information furnished by the Borrower to the Independent Engineer for use in the preparation of the Initial Reserve Report was accurate in all material respects and (c) there has been no material adverse change in the amount of the estimated Oil and Gas shown in the Initial Reserve Report since the date thereof, except for changes which have occurred as a result of production in the ordinary course of business.

                  (b) The Borrower has heretofore delivered a title opinion to the Administrative Agent describing the status of title to certain of the Borrower's Oil and Gas Properties, together with a report of Watford Energy Ltd. (a predecessor of the Borrower) dated July 31, 2001, addressed to the Parent and entitled "Watford Chevron Farmin Summaries, Princess and Bantry Areas, Province of Alberta" (the "Farmin Report"). Such title opinion, together with the Farmin Report, describe in all material respects the status of title to at least 75% of the value of the Borrower's and its Subsidiary's Oil and Gas Properties included in the Initial Reserve Report.

                                   ARTICLE VII
                                    COVENANTS

         SECTION 7.1 AFFIRMATIVE COVENANTS. Each of the Borrower and Parent (by its execution of a Guaranty) agrees with the Canadian Administrative Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this SECTION 7.1.

         SECTION 7.1.1 FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. The Borrower or the Parent will furnish, or will cause to be furnished, to the Canadian Administrative Agent sufficient copies of the following financial statements, reports, notices and information to provide one to each Lender:

                  (a) as soon as available and in any event within (i) (A) 30 days after the end of each month (other than December), and (B) within 45 days after the end of each December, a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such month and consolidated statements of earnings and cash flow of the Parent and its Subsidiaries for such month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, certified by the chief financial officer of the Parent (ii) within 45 days after the end of each of the first three quarters of each year, the Parent's form 10-Q for such quarter, in each case together with a report, in form and substance satisfactory to the Canadian Administrative Agent and the Required Lenders, reconciling the Parent's and its Subsidiaries' actual performance to the most recent budgets and forecasts delivered pursuant to
SECTION 5.1.9 or SECTION 7.1.1(h)(i) or (ii), as the case may be, certified by the chief financial officer of the Parent and containing an explanation in reasonable detail for any significant negative variances;

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Parent, a copy of the annual audit report for such Fiscal Year for the Parent and its Subsidiaries, including therein consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Parent and its Subsidiaries for such Fiscal Year, certified (without any "going concern" or other qualification) in a manner acceptable to the Canadian Administrative Agent and the Required Lenders by PriceWaterhouseCoopers LLP or other independent public accountants acceptable to the Canadian Administrative Agent and the Required Lenders, together with certificates from such accountants containing (x) a report on management's assertion about compliance (together with management's computation of, and showing compliance) with each of the financial ratios and restrictions contained in SECTION 7.2.4 and (y) to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of

Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it; timely delivery of the Parent's Form 10-K pursuant to clause (f) below shall be deemed to satisfy this clause
(b);

                  (c) as soon as available and in any event within 45 days after the end of each month, a certificate in the form of EXHIBIT F, executed by the chief financial officer of the Parent and the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Canadian Administrative Agent) compliance with the financial covenants set forth in SECTION 7.2.4 and setting forth such information as is required in such form;

                  (d) as soon as possible and in any event within three Business Days after the Borrower obtains knowledge of the occurrence of each Default, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (e) as soon as possible and in any event within three (3) Business Days after the Borrower obtains knowledge of any of the following if it could reasonably be expected to result in a Material Adverse Effect if adversely determined: (i) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in SECTION 6.7,
(ii) the commencement of any labor controversy, litigation, action, proceeding of the type described in SECTION 6.7, notice thereof and copies of all documentation relating thereto, (iii) any adverse development involving, or material default by any party under, or breach by any party of any material contract or agreement to which the Borrower or any Subsidiary is a party or by which it is bound, or (iv) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority;

                  (f) promptly after the sending or filing thereof, copies of all reports which the Parent or the Borrower sends to any of its security holders, and all reports and registration statements (without exhibits) which the Borrower, Parent or any of their Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                  (g)      [INTENTIONALLY LEFT BLANK]

                  (h)      (i) annually, on or before March 31 of each year and
(ii) promptly upon request of the Canadian Administrative Agent or the Required Lenders (which requests may not be more frequent than once each quarter), a budget for the year commencing the preceding January 1 and a five-year forecast for the Parent and its Subsidiaries in form and substance satisfactory to the Canadian Administrative Agent and the Required Lenders and consistent with the budget and projections delivered pursuant to SECTION 5.1.9 and based upon information that is then currently available and believed to be correct and upon assumptions believed to be reasonable;

                  (i) the Parent shall deliver to the Canadian Administrative Agent, promptly upon sending or receipt, copies of any and all management letters and correspondence relating to management letters, sent or received by the Parent or any of its Subsidiaries to or from PriceWaterhouseCoopers LLP or other independent public accountants acceptable to the Canadian Administrative Agent and the Required Lenders;

                  (j) as soon as available, but not later than 60 days after the close of each of the first three Fiscal Quarters of each year, beginning with the Fiscal Quarter ending September 30, 2001, and not later than 90 days after the close of each Fiscal Quarter ending on December 31, a Quarterly Status Report as of the last day of the immediately preceding quarter;

                  (k) on or before April 1, effective as of January 1, of each year during the term of this Agreement, a Reserve Report prepared by an independent petroleum engineer acceptable to the Required Lenders (the "INDEPENDENT ENGINEER");

                  (l) promptly upon the request of the Canadian Administrative Agent, such copies of all geological, engineering and related data contained in the Borrower's files or readily accessible to the Borrower relating to its and its Subsidiaries' Oil and Gas Properties as may reasonably be requested; and

                  (m) such other information respecting the condition or operations, financial or otherwise, or properties or assets of the Borrower, Parent or any of their Subsidiaries as any Lender through the Canadian Administrative Agent may from time to time reasonably request in writing.

         SECTION 7.1.2 COMPLIANCE WITH LAWS, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations and orders (including Environmental Laws), such compliance to include, without limitation, (a) the maintenance and preservation of its corporate, partnership or limited liability company existence and qualification as a foreign corporation, partnership or limited liability company; and (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, except where the failure to so comply with the terms of this Section
7.1.2 shall not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.1.3 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition in all material respects, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economical.

         SECTION 7.1.4 USE OF PROCEEDS. The proceeds of the Loans shall be used
(a) to repay all or a portion of the Intercompany Loan and (b) for general corporate and working capital purposes of the Borrower and its Subsidiaries.

         SECTION 7.1.5 INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and which is satisfactory to the Canadian Administrative Agent and the Required Lenders and will (a) furnish to the Canadian Administrative Agent on each anniversary of the Effective Date a certificate or certificates of insurance from Borrower's insurance companies evidencing the existence of all insurance required to be maintained by the Borrower by this Agreement and the other Loan Documents and that Canadian Administrative Agent is listed as additional insured and sole loss payee and (b) upon request of the Canadian Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

                  Except as the Canadian Administrative Agent may otherwise consent to in writing, Borrower will, and will cause each of its Subsidiaries to, forthwith upon receipt, transmit and deliver to the Canadian Administrative Agent, in the form received, all cash, checks, drafts, chattel paper and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Canadian Administrative Agent) which may be received by the Borrower at any time in full or partial payment of amounts due under any insurance policy. Except as the Canadian Administrative Agent may otherwise consent in writing, any such items which may be received by the Borrower will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Canadian Administrative Agent until delivery is made to the Canadian Administrative Agent. Borrower will comply with the terms and conditions of any consent given by the Canadian Administrative Agent pursuant to the provisions of this paragraph.

                  All items or amounts which are delivered by the Borrower or by any insurance company to the Canadian Administrative Agent on account of partial or full payment of amounts due under any insurance policy shall be deposited to the credit of a deposit account (herein called the "INSURANCE DEPOSIT ACCOUNT") of the Borrower with the Canadian Administrative Agent, as security for payment of the Obligations. Borrower shall have no right to withdraw any funds deposited in the Insurance Deposit Account. Subject to SECTION 3.1(c), the Canadian Administrative Agent will apply all or any of the then balance in the Insurance Deposit Account towards payment of the Obligations, in such order of application as the Canadian Administrative Agent may determine. The Canadian Administrative Agent may, from time to time, in its reasonable discretion and with the consent of the Required Lenders, release all or any of such balance representing collected funds to the Borrower. The Canadian Administrative Agent is authorized to endorse, in the name of the Borrower, any item, howsoever received by the Canadian Administrative Agent, representing any payment under any insurance policy.

         SECTION 7.1.6 BOOKS AND RECORDS. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Canadian Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices and properties, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with each Lender or its representatives with a representative of the Borrower present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Canadian Administrative Agent's or any Lender's exercise of its rights pursuant to this Section.

         SECTION 7.1.7 ENVIRONMENTAL COVENANT. The Borrower will, and will cause each of its Subsidiaries to, (a) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where the failure to so comply shall not reasonably be expected to have a Material Adverse Effect; and (b) provide such information and certifications which the Canadian Administrative Agent may reasonably request from time to time to evidence compliance with this SECTION 7.1.7; PROVIDED, THAT neither the Canadian Administrative Agent nor any Lender shall have any obligation to make any inquiries pursuant to this SECTION 7.1.7.

         SECTION 7.1.8 FURTHER ASSURANCES; ADDITIONAL COLLATERAL; RECORDING OF LIENS. (a) The Borrower shall, the Parent shall, and the Parent shall cause each Subsidiary of Parent (other than Borrower) to, from time to time, become an Obligor with respect to, and jointly and severally liable with all other Obligors for, all the Obligations under this Agreement and the Notes and the other Loan Documents by promptly executing and delivering to the Lenders a Guaranty substantially in the form of EXHIBIT G-1 or G-2 hereto, with appropriate insertions, and by causing such Subsidiary's, as the case may be, capital stock, partnership, joint venture or membership interest to be pledged pursuant to a pledge agreement in form satisfactory to the Canadian Administrative Agent.

                  (b) The Borrower shall, the Parent shall and the Parent shall cause each Subsidiary of the Parent to, take such actions and to execute and deliver such documents and instruments as the Canadian Administrative Agent shall require to ensure that the Canadian Administrative Agent or the Administrative Agent on behalf of the Lenders shall, at all times, have received currently effective duly executed Loan Documents encumbering substantially all of the Borrower's, the Parent's and each of the Parent's Subsidiaries' assets, including (i) 100% of the stock or other equity interest in each such Subsidiary, (ii) 75% of the total value of all of the

Borrower's, Parent's and their Subsidiaries' Oil and Gas Properties evaluated in the most recent Reserve Report, and (iii) all of the Borrower's, Parent's and their Subsidiaries' other material assets and properties, both tangible and intangible, both personal and real, other than assets encumbered by Liens permitted by SECTION 7.2.3(q), (r) and (s) hereunder and SECTION 7.2.3(q), (r) and (s) of the U.S. Credit Agreement.

                  (c) (i) In connection with the actions required pursuant to the foregoing SUBSECTIONS (a) and (b), the Parent shall, and shall cause its Subsidiaries to execute and deliver such stock certificates, blank stock powers, evidence of corporate authorization, opinions of counsel, current valuations, evidence of title, title opinions, title insurance and other documents, and shall use commercially reasonable efforts to obtain landlord and mortgagee waivers and third party consents, as shall be requested by the Canadian Administrative Agent, in each case in form and substance satisfactory to the Canadian Administrative Agent.

                           (ii)     On or before the delivery of each Reserve
Report required by SECTION 7.1.1(k), the Borrower shall deliver to the Canadian Administrative Agent such title information as the Canadian Administrative Agent may require setting forth the status of title acceptable to the Canadian Administrative Agent covering enough of the Oil and Gas Properties included in such Reserve Report so that the Canadian Administrative Agent shall have received, together with the title information previously delivered to the Canadian Administrative Agent, satisfactory title information on at least 75% of the value of the Borrower's and its Subsidiaries' Oil and Gas Properties included in such Reserve Reports.

                  (d) The liens required by this SECTION 7.1.8 shall be first priority perfected liens in favor of the Canadian Administrative Agent, subject to no other liens except Permitted Liens. If the Canadian Administrative Agent shall determine that, as of any date, the Borrower shall have failed to comply with this SECTION 7.1.8, the Canadian Administrative Agent may (and at the direction of the Required Lenders, shall) notify the Borrower in writing of such failure and, within 30 days from and after receipt of such written notice by the Borrower, the Borrower shall, or the Parent shall cause any of its Subsidiaries to, execute and deliver to the Canadian Administrative Agent supplemental or additional Loan Documents, in form and substance satisfactory to the Canadian Administrative Agent and its counsel, securing payment of the Notes and the other Obligations and covering additional assets and properties not then encumbered by any Loan Documents (together with such current valuations, engineering reports, appraisals, and title opinions or insurance applicable to the additional assets and properties collaterally assigned, as may be requested by the Canadian Administrative Agent, each of which shall be in form and substance satisfactory to the Canadian Administrative Agent) such that the Canadian Administrative Agent shall have received currently effective duly executed and perfected Collateral Documents encumbering substantially all of the material assets and properties of the Parent and its Subsidiaries as required by
SECTION 7.1.8(b).

                  (e) Without limiting any of the foregoing provisions of this SECTION 7.1.8, at any time the Canadian Administrative Agent may, or upon the direction of the Required Lenders shall, register such security notices, caveats, liens, and charges and file such Mortgages and other instruments as the Canadian Administrative Agent may deem necessary or appropriate in connection with the Collateral, including Oil and Gas Properties.

         SECTION 7.1.9 COMPLIANCE WITH HEDGING POLICY; HEDGING AGREEMENTS. (a) Attached hereto as EXHIBIT K is a copy of the Parent's hedging policy (the "HEDGING POLICY"). Borrower shall at all times comply in all material respects with, and perform any and all obligations and actions set forth in, the terms and provisions of the Hedging Policy. No changes shall be made to the Hedging Policy except in compliance with SECTION 7.2.1.

                  (b) The Borrower shall maintain the hedged position required by SECTION 5.1.15 during the period and in accordance with the terms specified herein.

         SECTION 7.1.10 HEDGING AGREEMENTS. The Parent shall (a) as soon as available and in any event within (i) 30 days after the end of each month (other than December), and (ii) within 45 days after the end of each December, deliver to the Canadian Administrative Agent a summary of all existing Hedging Agreement entered into by Parent or any of its Subsidiaries, including, without limitation, the amount of the Hedging Obligation, the quantity of hedged volumes and the hedged price relating to each such Hedging Agreement, and the Counterparty for each such Hedging Agreement, and (b) at the request of the Canadian Administrative Agent, provide the Canadian Administrative Agent with a copy of such Hedging Agreement, any related confirmations and/or any similar documentation for each such Hedging Agreement.

         SECTION 7.1.11 PERFORMANCE OF OBLIGATIONS. The Borrower shall (and shall cause its Subsidiaries to, comply in all material respects with all of its (and their) obligations under all material contracts including, but not limited to, contracts relating to the properties of the Borrower or its Subsidiaries or by which the Borrower (or such Subsidiaries, as applicable) are bound.

         SECTION 7.1.12 PAYMENT OF TAXES AND CLAIMS. The Borrower will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Borrower or any Subsidiary, PROVIDED, THAT neither the Borrower nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Borrower or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent or the Borrower or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent, Borrower or such Subsidiary or
(b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.2 NEGATIVE COVENANTS. The Borrower agrees with the Canadian Administrative Agent and each Lender that, until all Commitments have terminated, all Obligations have been paid and performed in full, and no Letters of Credit remain outstanding, the Borrower will perform the obligations set forth in this SECTION 7.2.

         SECTION 7.2.1 BUSINESS ACTIVITIES. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except those described in the FIRST RECITAL and such activities as may be incidental or related thereto; PROVIDED, THAT prior to making any material change after the date hereof in the Borrower's natural gas, natural gas liquids and crude oil marketing business or Hedging Policy (including any net open position), the Borrower will give ten (10) Business Days advance notice to Canadian Administrative Agent and the Lenders.

         SECTION 7.2.2 INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following: (a) Indebtedness in respect of the Loans and other Obligations; (b) [INTENTIONALLY LEFT BLANK]; (c) unsecured Indebtedness incurred in the ordinary course of business consisting of open accounts extended by suppliers and customers on normal trade terms in connection with purchases or sales of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities; (d) (i) at any time that the U.S. Credit Agreement is not in effect, other Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed the Canadian Dollar Equivalent of U.S. $2,700,000, and (ii) at any time that the U.S. Credit Agreement is in effect, Indebtedness in an aggregate principal amount not greater than the Canadian Ratio times the Canadian Dollar Equivalent of U.S. $10,000,000; (e) Indebtedness owed by (i) a Subsidiary to the Borrower, (ii) the Borrower or a Subsidiary to a Wholly-Owned Subsidiary, and (iii) the Borrower or a Subsidiary to the Parent, PROVIDED THAT in each such case under this CLAUSE (e), such Indebtedness is evidenced by a promissory note which has been pledged to secure the Obligations and is in the possession of the Administrative Agent or the Canadian Administrative Agent, and such Indebtedness is subordinated to the Obligations upon terms and conditions satisfactory to the Canadian Administrative Agent; (f) Indebtedness resulting from any Hedging Obligations;
(g) [INTENTIONALLY LEFT BLANK]; and (h) payments pursuant to the Incentive Payments Agreement; PROVIDED, HOWEVER, notwithstanding the foregoing, that the Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or otherwise become or be liable in respect of any additional Indebtedness otherwise permitted by CLAUSES (d) OR (h) if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

         SECTION 7.2.3 LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except the following ("PERMITTED LIENS"):

                  (a) Liens in existence on the date hereof listed on the Disclosure Schedule, PROVIDED, THAT no such Lien shall be extended to cover any additional property after the date of this Agreement and that the amount of Indebtedness secured thereby is not increased;

                  (b) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

                  (c) Liens securing payment of the "Obligations" under the U.S. Credit Agreement, subject to the Intercreditor Agreement;

                  (d) Liens in favor of a Lender or an Affiliate of a Lender on assets of any Borrower or any of its Subsidiaries securing Lender Hedging Agreements to which a Borrower or any of its Subsidiaries is a party, which Liens shall be subject to the Intercreditor Agreement;

                  (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (f) Liens of carriers, warehousemen, mechanics, materialmen, landlords and other similar statutory or equitable Liens incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds, in each case as such Liens arise in the ordinary cause of business and in each case PROVIDED, THAT the obligations secured thereby are not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (h) judgment Liens which do not constitute an Event of Default that are in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                  (i) hydrocarbon or natural gas sales contracts liens reserved in customary oil and gas leases for bonus or rental payments, royalties, overriding royalties and joint operating agreements, PROVIDED, THAT such Liens secure claims which either are not delinquent or are being contested in good faith by the Borrower or a Subsidiary by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (j) covenants, restrictions, easements, servitudes, permits, conditions, exceptions, reservations, minor rights, minor encumbrances, minor irregularities in title or conventional rights of reassignment prior to abandonment which do not materially interfere with the occupation, use and enjoyment by the Borrower or any of its Subsidiaries of its respective assets in the ordinary course of business as presently conducted, or materially impair the value thereof for the purpose of such business;

                  (k) Liens reserved in or exercisable under any lease or sublease to which any Borrower or Subsidiary is a lessee which secure the payment of rent or compliance with the terms of such lease or sublease; PROVIDED, THAT the rent under such lease or sublease is not then overdue and the Borrower or Subsidiary is in material compliance with the terms and conditions thereof;

                  (l) Liens in favor of any Person (other than the Borrower or any Affiliate of the Borrower) under any pooling, unit, development, farmout, participation, overriding royalty, net profits interest, carried interest, reversionary interest, operating agreement or similar agreement affecting the property which is the subject of such agreement, PROVIDED, THAT (i) such agreement is entered into in the ordinary course of business in accordance with standard industry practice, (ii) such Liens have not become subject to enforcement proceeding that have not been dismissed or stayed or (iii) the obligations secured thereby are not overdue, or if overdue, are being contested by the Borrower or Subsidiary diligently and in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (m) Liens incurred or created in the ordinary course of business and in accordance with customary oil and gas industry practice as security in favor of a Person (other than the Borrower or any Affiliate of the Borrower) conducting the development or operation of any Oil and Gas Properties or to secure Borrower's or any Subsidiary's proportionate share of costs and expenses of such development or operations, which amounts are not overdue, or if overdue, are being contested by the Borrower or Subsidiary diligently and in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (n) Liens on Oil and Gas or the proceeds of Oil and Gas pursuant to a processing or transmission arrangement, with a Person other than the Borrower or an Affiliate of the Borrower, entered into or assumed by the Borrower or a Subsidiary in the ordinary course of its business, securing the payment of its obligations in respect of the fees, costs and expenses attributable to the processing or transmission (as the case may be) of any such Oil and Gas under any agreement or arrangement; PROVIDED, THAT the obligations secured thereby are not overdue, are being contested by the Borrower or Subsidiary diligently and in good faith by appropriate proceedings; and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (o) any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

                  (p) Liens incurred in the ordinary course of business in connection with margin requirements under Hedging Agreements, which, when aggregated with Liens incurred by the Parent and its Subsidiaries (including the Borrower) in connection with margin requirements under Hedging Agreements, do not exceed in the aggregate U.S. $8,500,000 at any time outstanding;

                  (q) Liens securing Capitalized Lease Obligations PROVIDED, THAT such Capitalized Lease Obligations are permitted under SECTION 7.2.2(d);

                  (r) Purchase money Liens upon or in any property acquired by Borrower or any of its Subsidiaries to secure the deferred portion of the purchase price of such property or to secure Indebtedness incurred to finance the acquisition of such property, PROVIDED, THAT (i) no such Lien shall be extended to cover property other than the property being acquired, and (ii) the Indebtedness thereby secured is permitted by SECTION 7.2.2(d); and

                  (s) any Lien existing on any asset (other than stock of a Subsidiary) prior to acquisition thereof by the Borrower or a Subsidiary, and not created in contemplation of such acquisition, PROVIDED, THAT (i) no such Lien shall be extended to cover property other than the asset being acquired,
(ii) such Lien was not created in contemplation of or in connection with such acquisition, (iii) the Indebtedness thereby secured is permitted by SECTION 7.2.2(d), and (iv) the fair market value of such asset shall at no time exceed 150% of the Indebtedness thereby secured.

         SECTION 7.2.4 FINANCIAL COVENANTS. The Parent shall not permit:

                  (a) As of the end of any calendar month, the Parent's Tangible Net Worth to be less than U.S. $45,400,000 PLUS 50% of Consolidated Net Income of the Parent and its Subsidiaries, if positive, for the period from July 1, 2001 through such month-end date PLUS 75% of the aggregate increases in shareholders' equity (determined in accordance with GAAP) of the Parent and its Subsidiaries after Closing by reason of the issuance and sale of capital stock of the Parent (including the conversion of any debt securities of the Parent into capital stock).

                  (b) The Parent's Current Ratio to be less than 1:1 as of the end of any calendar month.

                  (c) The Parent's Leverage Ratio to be greater than the amounts set forth below as of the last day of each month ending during the following periods:

                                        As of the Last Date of
         Maximum Leverage Ratio        each Month Ending During
         ----------------------       the Period Set Forth Below
                                      --------------------------

                  3.75              Effective Date through 12/31/01

                  3.50                  1/31/02 through 3/31/02

                  3.25                  4/30/02 through 6/30/02

                  3.00                  7/31/02 and thereafter

                  (d) The Parent's Fixed Charge Coverage Ratio to be less than the amounts set forth below as of the last day of each month ending during the following periods:

                                          As of the Last Date of
         Minimum Fixed Charge            each Month Ending During
            Coverage Ratio              the Period Set Forth Below
            --------------              --------------------------

                 1.50                 Effective Date through 3/31/02

                 1.75                     4/30/02 through 3/31/03

                 2.00                     4/30/03 through 3/31/04

                 2.25                     4/30/04 and thereafter

         SECTION 7.2.5 INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except: (a) Investments existing on the Effective Date and identified in ITEM 7.2.5(a) ("EXISTING INVESTMENTS") of the Disclosure Schedule; (b) Cash Equivalent Investments; (c) without duplication, Investments permitted as Indebtedness pursuant to SECTION 7.2.2; (d) [INTENTIONALLY LEFT BLANK]; (e) in the ordinary course of business, Investments by (i) the Borrower in any Subsidiary by way of contributions to capital, (ii) any Subsidiary in any other Subsidiary by way of contributions to capital, and
(iii) subject to SECTION 7.2.2, (A) any Subsidiary in any Wholly-Owned Subsidiary by way of loans or advances, and (B) the Borrower or any Subsidiary in the Parent by way of loans or advances; (f) Investments incurred in order to consummate Acquisitions otherwise permitted herein, PROVIDED, THAT such Acquisition shall have been approved or consented to by the board of directors or similar governing entity of the Person being acquired; and (g) acquisition of not more than 5% of the outstanding equity securities of any Person (other than the Borrower); PROVIDED, HOWEVER, that (A) any Investment which when made complies with the requirements of the definition of the term "CASH

EQUIVALENT INVESTMENT" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (B) no Investment otherwise permitted by CLAUSE (g) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing; and (C) any Investment otherwise permitted by CLAUSES (d), (e), (f) or (g) in an entity engaged in or to be engaged in the natural gas, natural gas liquids or crude oil or other energy marketing business shall be structured in a manner acceptable to the Required Lenders.

         SECTION 7.2.6 [INTENTIONALLY LEFT BLANK].

         SECTION 7.2.7 RENTAL OBLIGATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement (excluding oil and gas leases entered into in the ordinary course of business and arrangements which create Capitalized Lease Liabilities permitted under
SECTION 7.2.2(d)) which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), including, without limitation, pursuant to any sale-leaseback transaction, except arrangements which, together with all other such arrangements entered into by the Parent and all of the Parent's Subsidiaries (including the Borrower) which shall then be in effect will not require the payment of an aggregate amount of rentals by the Borrower and its Subsidiaries during the full remaining term of such arrangements in excess of (excluding escalations resulting from a rise in the consumer price or similar index) U.S. $15,000,000; PROVIDED, HOWEVER, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

         SECTION 7.2.8 CONSOLIDATION, MERGER, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, amalgamate with, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary; and (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, in connection with Investments permitted by SECTION 7.2.5, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, if the Borrower (if a party to such merger) or such Subsidiary (if the Borrower is not a party to such merger) is the survivor of such merger.

         SECTION 7.2.9 ASSET DISPOSITIONS, ETC. (a) The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including capital stock of Subsidiaries) to any Person.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, sell, convey, contribute or transfer (each, a "Disposition") any asset (including, without limitation, any sale or assignment with or without recourse of any receivable) except: (i) retirement of assets in the ordinary course of business; (ii) the Disposition of any asset or assets, PROVIDED, THAT the aggregate fair market value of all assets which are the subject of such Dispositions by the Parent and its Subsidiaries (including the Borrower) in any calendar year does not exceed U.S. $10,000,000 (for purposes of determining compliance with the foregoing, (x) the fair market value of an asset shall mean the fair market value at the time of the Disposition thereof; and (y) Dispositions by the Borrower or any of its Subsidiaries to a Wholly-Owned Subsidiary of the Parent or to the Parent shall be excluded); (iii) the sale of Oil and Gas production and inventory in the ordinary course of business, including in connection with hedge agreements or pursuant to long-term contracts; (iv) any conveyance or transfer by a Subsidiary of the Borrower to the Borrower, or by a Subsidiary of the Borrower to a wholly owned Subsidiary of Borrower; (v) transfers by the Borrower to a Subsidiary permitted by SECTION 7.2.5; and (vi) transfers of Hydrocarbon Interests which transfers constitute payments in kind pursuant to the Incentive Payments Agreement. Notwithstanding the foregoing, the Borrower shall not, nor shall the Borrower permit any of its Subsidiaries to, transfer any assets, other than the sale of Oil and Gas production and inventory and payment of trade payables in the ordinary course of business pursuant to SECTION 7.2.9(b)(iii), to any Person pursuant to this
SECTION 7.2.9 if a Default shall have occurred and be continuing or would otherwise be existing after, or result from, any such transfer.

         SECTION 7.2.10 SUBORDINATED DEBT DOCUMENTS. The Parent will not, and will not permit any of its Subsidiaries to, amend any Subordinated Debt Document unless approved in writing by the Required Lenders (other than ministerial amendments and amendments to extend the time or times for payment). The Parent shall not make any payments of interest or any other amounts in respect of the Subordinated Debt if a Default shall have occurred and be continuing or would result from such payment. The Parent will not prepay any principal, interest or other indebtedness in respect of Subordinated Debt, or make any redemption or acquisition for value or defeasance, refinancing or exchange (other than for PIK Notes) thereof or therefor, or make any payments in contravention of the Subordination Agreement. Any PIK Notes shall have the same terms as the related Subordinated Notes, except as otherwise approved by the Required Lenders, and shall be considered Subordinated Notes for purposes of this Agreement and the Subordination Agreement.

         SECTION 7.2.11 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

         SECTION 7.2.12 NEGATIVE PLEDGES, RESTRICTIVE AGREEMENTS, ETC. (a) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and Loan Documents as defined in the U.S. Credit Agreement) prohibiting or restricting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any


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other Obligor to amend or otherwise modify this Agreement or any other Loan
Document or the ability of the Borrower or any Subsidiary to make any payments, directly or indirectly, to the Borrower or to the Parent by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower or the ability of the Borrower to make any payment, directly or indirectly, to the Parent. Notwithstanding the foregoing, documents governing a Capitalized Lease Liability or a purchase money Lien permitted by SECTION 7.2.3(q) and (r) may prohibit other Liens on the asset encumbered by such Lien.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement governing Indebtedness if such agreement contains covenants or events of default that are more restrictive than those contained in this Agreement; PROVIDED, HOWEVER, that the foregoing restriction shall not apply to the Loan Documents as defined in the U.S. Credit Agreement.

         SECTION 7.2.13 AMENDMENTS TO INCENTIVE PAYMENTS AGREEMENT. The Borrower will not amend or permit any amendment to the Incentive Payments Agreement or any other agreement which would have the effect of increasing the amount of any Incentive Payments or making such amounts due sooner, or which could otherwise have an adverse effect on the Lenders' interests hereunder. The Borrower will not, and will not permit any of its Subsidiaries to, make any payments (either in cash or in kind) under the Incentive Payments Agreement after the occurrence of and during the continuation of any Default hereunder.

         SECTION 7.2.14 USE OF PROCEEDS. No proceeds of any Loan will be used to acquire any equity security of a class which is publicly traded or is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any Margin Stock except in connection with transactions (a) authorized by the board of directors of the Borrower, (b) either (i) authorized by the board of directors or other governing body of the Person which stock is being acquired or (ii) involving less than 5% of the stock of any Person (except the Borrower) and (c) which would not cause the Borrower to fail to be in compliance with SECTION 6.17 and which would not cause the Loans or the Lenders to be in violation of Regulation U.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.1 LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this SECTION 8.1 shall constitute an "EVENT OF DEFAULT."

         SECTION 8.1.1 NON-PAYMENT OF OBLIGATIONS. The Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any Commitment Fee or of any other Obligation.


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         SECTION 8.1.2 BREACH OF WARRANTY. Any representation or warranty of the
Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Canadian Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to ARTICLE V) is or shall be incorrect when made in any material respect.

         SECTION 8.1.3 NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS. The Borrower shall default in the due performance and observance of any of its obligations under SECTION 7.1.1(d) or SECTION 7.2 which default continues unremedied for ten (10) days.

         SECTION 8.1.4 NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. Any Obligor shall default in the due performance and observance of any other agreement, covenant or obligation contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of thirty (30) days after notice thereof shall have been given to the Borrower by the Canadian Administrative Agent or any Lender.

         SECTION 8.1.5 DEFAULT UNDER OTHER INDEBTEDNESS OR U.S. CREDIT
AGREEMENT.

                  (a) The Parent or any of its Subsidiaries (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder or under the U.S. Credit Agreement) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than U.S. $3,500,000 or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or a trustee or agent on behalf of such holder or holders to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity; or

                  (b) An "Event of Default" occurs as defined in the U.S. Credit Agreement or in any replacement or refinancing thereof.

         SECTION 8.1.6 JUDGMENTS.

                  (a) Any final judgment or order for the payment of money in excess of U.S. $3,500,000 shall be rendered against the Parent or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or (ii) there shall be any period of 15 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.


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                  (b)      Any non-monetary final judgment shall be rendered
that has, or would reasonably be expected to have, a Material Adverse Effect and, in either case, (i) enforcement proceedings are commenced by any creditor upon such judgment or order, or (ii) there is a period of 15 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

         SECTION 8.1.7 DEFAULT UNDER PARENT GUARANTY. An Event of Default occurs as defined in the Parent Guaranty.

         SECTION 8.1.8 CONTROL OF THE BORROWER. Any Change in Control (Canadian Borrower) shall occur.

         SECTION 8.1.9 BANKRUPTCY, INSOLVENCY, ETC. The Parent, Borrower or any of their respective Subsidiaries shall (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due; (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Parent, Borrower or any of their respective Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Parent, Borrower or any of their respective Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, PROVIDED, THAT the Parent, Borrower, and each Subsidiary hereby expressly authorizes each of the Canadian Administrative Agent and the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law including the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada), as each are from time to time amended, or any dissolution, winding up or liquidation proceeding, in respect of the Parent, Borrower or any of their respective Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Parent, Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Parent, Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, PROVIDED, THAT the Parent, Borrower, and each Subsidiary hereby expressly authorizes the Canadian Administrative Agent and the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or (e) take any corporate or partnership action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.10 IMPAIRMENT OF SECURITY, ETC. Except as a direct result of the acts or omissions of the Canadian Administrative Agent, the Administrative Agent or any Lender, any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower, any other Obligor or any other party shall,


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directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or for a period of ten days following the earlier of the date the Borrower has knowledge thereof or the Borrower receives notice from the Canadian Administrative Agent, the Administrative Agent or any Lender thereof, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

         SECTION 8.1.11 DEFAULT UNDER MATERIAL AGREEMENT. The Borrower or any of its Subsidiaries shall default in or breach the performance or observance of any provision of any material contract or agreement to which it is a party or it or its property is bound if such default or breach could result in the opinion of the Canadian Administrative Agent and the Required Lenders in a Material Adverse Effect and if such default or breach is not cured within thirty (30) days of the Borrower's knowledge of such breach or default.

         SECTION 8.1.12 INVALIDITY OF LOAN DOCUMENTS. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the requisite percentage of Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Obligor denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate, rescind or invalidate any Loan Document in whole or in part.

         SECTION 8.2 ACTION IF BANKRUPTCY. If any Event of Default described in CLAUSES (a) through (d) of SECTION 8.1.9 shall occur with respect to the Borrower or any Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, notice of any other kind or demand.

         SECTION 8.3 ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in CLAUSES (a) through (d) of SECTION
8.1.9 with respect to the Borrower or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Canadian Administrative Agent shall, upon the direction of, or may, with the consent of, the Required Lenders, by notice to the Borrower (a) declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without notice of intent to accelerate, notice of acceleration, notice of any other kind, protest, demand or presentment, and/or, as the case may be, the Commitments shall terminate; (b) require that the Borrower Cash Collateralize its Obligations in respect of Letters of Credit in an amount equal to 110% of the then aggregate Stated Amount of all Letters of Credit outstanding and undrawn; and (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law.


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                                   ARTICLE IX
                                   THE AGENTS

         SECTION 9.1 ACTIONS. Each Lender hereby appoints BofA Canada as its Canadian Administrative Agent, and appoints Bank of America, N.A. as its Administrative Agent under and for purposes of this Agreement, the Intercreditor Agreement, the Notes and each other Loan Document. Each Lender authorizes each Agent to act on behalf of such Lender under this Agreement, the Intercreditor Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which the Agents agree that they will comply, except as otherwise provided in this Section or the Intercreditor Agreement or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement)each Agent, PRO RATA according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of this Agreement, the Intercreditor Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which such Agent is not reimbursed by the Borrower; WHETHER OR NOT ARISING OUT OF THE NEGLIGENCE OF SUCH AGENT, PROVIDED, HOWEVER, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or wilful misconduct. Neither Agent shall be required to take any action hereunder, under the Intercreditor Agreement, the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified to its satisfaction. If any indemnity in favor of an Agent shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 9.2 FUNDING RELIANCE, ETC.

         (a) Unless the Canadian Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 10:30 p.m., Toronto, Ontario time, on the day of a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Canadian Administrative Agent may assume that such Lender has made such amount available to the Canadian Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Canadian Administrative Agent, such Lender and the Borrower severally agree to repay the Canadian Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Canadian Administrative Agent made such amount available


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to the Borrower to the date such amount is repaid to the Canadian Administrative
Agent, at the Canadian Cost of Funds Rate applicable at the time.

         (b) Unless the Canadian Administrative Agent shall have been notified by telephone, confirmed in writing, by the Borrower prior to the date any payment to be made by it hereunder is due, that it does not intend to remit such payment, the Canadian Administrative Agent may, in its sole and absolute discretion, assume that the Borrower has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment is not in fact remitted to the Canadian Administrative Agent in immediately available funds, then each Lender shall forthwith on demand repay to the Canadian Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Canadian Administrative Agent to such Lender to the date such amount is repaid to the Canadian Administrative Agent at the Canadian Cost of Funds Rate applicable at the time.

         SECTION 9.3 EXCULPATION. Neither Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement, the Intercreditor Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by an Agent shall not obligate it to make any further inquiry or to take any action. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 9.4 SUCCESSOR. The Canadian Administrative Agent may resign as such, and the Administrative Agent may resign as such, in each case at any time upon at least thirty (30) days' prior notice to the Borrower and all Lenders. If either Agent at any time shall so resign, the Required Lenders may appoint another Lender as a successor Canadian Administrative Agent, and may appoint another Lender or another lender under the U. S. Credit Agreement as successor Administrative Agent for the Lenders hereunder, which shall thereupon become the Canadian Administrative Agent, or Administrative Agent, as applicable, hereunder. If no successor Canadian Administrative Agent (or, if applicable, successor Administrative Agent) shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. In the case of a successor Canadian Administrative Agent, such successor shall be one of the Lenders or a commercial banking institution organized under the laws of Canada, and having a combined capital and surplus of at least the Canadian Dollar Equivalent of U.S. $500,000,000. In the case of a successor Administrative Agent, such successor


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shall be one of the Lenders or one of the Lenders as defined in the U.S. Credit
Agreement or a commercial banking institution organized under the laws of Canada or the United States, and having a combined capital and surplus of at least the Canadian Dollar Equivalent of U.S. $500,000,000. Notwithstanding the foregoing, so long as Canadian Administrative Agent is a Schedule II Bank, Canadian Administrative Agent may appoint an Affiliate as successor Administrative Agent by providing prior written notice of such appointment to Borrower, Administrative Agent, and Lenders. Upon the acceptance of any appointment as Canadian Administrative Agent (or, if applicable, successor Administrative Agent) hereunder by a successor Canadian Administrative Agent (or, if applicable, successor Administrative Agent), such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder, the provisions of (a) this ARTICLE IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement; and (b) SECTION 10.3 and SECTION 10.4 shall continue to inure to its benefit.

         SECTION 9.5 LOANS BY BOFA CANADA AND BANK OF AMERICA, N.A. BofA Canada and Bank of America, N.A. shall have the same rights and powers with respect to
(a) the Loans made by it or any of its Affiliates, and (b) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent. BofA Canada, Bank of America, N.A. and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if BofA Canada and Bank of America, N.A. were not Agents hereunder.

         SECTION 9.6 CREDIT DECISIONS. Each Lender acknowledges that it has, independently of the Agents and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agents and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 9.7 COPIES, ETC. The Canadian Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Canadian Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Canadian Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Canadian Administrative Agent from the Borrower for distribution to the Lenders by the Canadian Administrative Agent in accordance with the terms of this Agreement.


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         SECTION 9.8 DEFAULT; COLLATERAL.

                  (a) Upon the occurrence and continuance of a Default, the Lenders agree to promptly confer in order that Required Lenders or the Lenders, as the case may be, may agree upon a course of action for the enforcement of the rights of the Lenders; and the Agents shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) UNLESS and until the Agents shall have received instructions from Required Lenders. Subject to the Intercreditor Agreement for so long as it is in effect, all rights of action under the Loan Documents and all right to the Collateral, if any, hereunder may be enforced by the Agents and any suit or proceeding instituted by the Agents in furtherance of such enforcement shall be brought in its name as the applicable Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of the Lenders (and, with respect to Lender Hedging Agreements, Affiliates, if applicable) subject to the expenses of the applicable Agent(s). In actions with respect to any property of the Borrower or any other Obligor, the Agents are acting for the ratable benefit of each Lender (and, with respect to Lender Hedging Agreement, Affiliates, if applicable). Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligation shall be construed as being for the ratable benefit of each Lender (and, with respect to Lender Hedging Agreement, Affiliates, if applicable).

                  (b) Each Lender authorizes and directs the Administrative Agent to enter into the Collateral Documents for the benefit of the Lenders (and, with respect to Lender Hedging Agreement, Affiliates, if applicable). Except to the extent unanimity (or other percentage set forth in SECTION 10.1) is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the power set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

                  (c) Each Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the collateral granted pursuant to the Collateral Documents.

                  (d) Neither Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Obligor or is cared for, protected, or insured or has been encumbered or that the Liens granted to either Agent have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the Rights granted or available to the Agents in this Agreement or in any of the Collateral Documents; it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the Intercreditor Agreement, each Agent may act in any manner it may deem appropriate, in its sole discretion, given the such Agent's own interest in the Collateral as one of the Lenders and that such Agent shall have no duty


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or liability whatsoever to any Lender, other than to act without gross negligence or willful misconduct.

                  (e) The Lenders hereby irrevocably authorize each Agent, at its option and in its discretion, to release any Lien granted to or held by such Agent upon any Collateral: (i) constituting property in which no Obligor owned an interest at the time the Lien was granted or at any time thereafter;
(ii) constituting property leased to an Obligor under a lease which has expired or been terminated in a transaction permitted under the Loan Document or is about to expire and which has not been, and is not intended by such Obligor to be, renewed; and (iii) consisting of an instrument evidencing Indebtedness pledged to such Agent (for the benefit of the Lenders), if the Indebtedness evidenced thereby has been paid in full. In addition, the Lenders irrevocably authorize each Agent to release Liens upon Collateral as contemplated in SECTION 10.1(b), (c) or (d), or if approved, authorized, or ratified in writing by the requisite Lenders. Upon request by an Agent at any time, the Lenders will confirm in writing such Agent's authority to release particular types or items of Collateral pursuant to this SECTION 9.8.

                  (f) In furtherance of the authorizations set forth in this SECTION 9.8, each Lender hereby irrevocably appoints each of the Canadian Administrative Agent and the Administrative Agent, its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender, subject to the Intercreditor Agreement (i) to enter into Collateral Documents (including, without limitation, any appointments of substitute trustees under any Collateral Documents), (ii) to take action with respect to the Collateral and Collateral Documents to perfect, maintain, and preserve Lenders' Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized in paragraph (e) hereof. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to each Agent's power, as attorney, relative to the Collateral matters described in this SECTION
9.8. The powers and authorities herein conferred on each Agent may be exercised by such Agent through any Person who, at the time of the execution of a particular instrument, is an officer of such Agent. The power of attorney conferred by this SECTION 9.8(f) is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligations, or any part thereof, shall remain unpaid or the Lenders are obligated to make any Borrowings under the Loan Documents.

         SECTION 9.9 LENDER HEDGING AGREEMENTS. To the extent any Lender or any Affiliate of a Lender is a party to a Lender Hedging Agreement in accordance with the requirements of the Loan Documents and accepts the benefits of the Liens in the Collateral arising pursuant to the Collateral Documents, such Lender (for itself and on behalf of any such Affiliates) shall be deemed (a) subject to the Intercreditor Agreement, to appoint either of Bank of America Canada and Bank of America, N.A., as its nominee and agent, to act for and on behalf of such Lender or Affiliate thereof in connection with the Collateral Documents and (b) to be bound by the terms of this ARTICLE IX.


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                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

         SECTION 10.1 WAIVERS, AMENDMENTS, RELEASE OF COLLATERAL, ETC. (a) The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; PROVIDED, HOWEVER, that no such amendment, modification or waiver which would:
(a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender; (b) modify this SECTION 10.1, change the definition of "REQUIRED LENDERS," increase any Commitment Amount (except as set forth in SECTION 2.5.1) or the Percentage of any Lender, reduce any fees described in ARTICLE III, release any material portion of the Collateral, except as set forth in SECTION
9.8 and SECTIONS 10.1(b), (c) and (d) or otherwise specifically provided in any Loan Document, release any material Guarantor (except as provided in SECTION 10.1(d)), or extend any Commitment Termination Date, shall be made without the consent of each Lender and each holder of a Note; (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan; (d) affect adversely the interests, rights or obligations of the Canadian Administrative Agent or the Administrative Agent, shall be made without consent of the Canadian Administrative Agent or the Administrative Agent, as applicable; or (e) affect adversely the interests, rights or obligations of an Issuer in its capacity as such, shall be made without consent of such Issuer. No failure or delay on the part of any Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Canadian Administrative Agent or the Administrative Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

                  (b) Upon any sale, transfer, or disposition of Collateral which is permitted pursuant to the Loan Documents, and upon ten (10) Business Days' prior written request by the Borrower (which request must be accompanied by (a) true and correct copies of all material documents of transfer or disposition, including any contract of sale, (ii) a preliminary closing statement and instructions to the title company, if any, and (iii) all requested release instruments in form and substance satisfactory to the Administrative Agent), the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of Liens granted to the Administrative Agent for the benefit of the Lenders pursuant hereto in such Collateral. The Administrative Agent shall not be required to execute any release instruments on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the


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release of liens without recourse or warranty. No such release shall impair the
Administrative Agent's lien on the proceeds of sale of such Collateral.

                  (c) If all outstanding Loans and other Obligations have been paid in full and no Letters of Credit are outstanding, the Commitments have terminated or have been reduced to zero pursuant to SECTION 2.2, and, subject to
SECTION 10.1(d), all Lender Hedging Agreements have terminated, the Lenders hereby instruct the Canadian Administrative Agent and the Administrative Agent to, at the Borrower's expense, execute such releases of the Collateral Documents as the Borrower shall reasonably request and this Agreement shall be deemed terminated except that such termination shall not relieve Borrower of any obligation to make any payments to the Canadian Administrative Agent, the Administrative Agent or any Lender required by any Loan Document to the extent accruing, or relating to an event occurring, prior to such termination. Notwithstanding the foregoing, if such Liens also secure the obligations under the U.S. Credit Agreement, such Liens may not be released unless permitted by the terms of U.S. Credit Agreement.

                  (d) Notwithstanding any provision herein to the contrary, if the Commitments as herein defined and as defined in the U.S. Credit Agreement have been terminated, no Letters of Credit hereunder or under the U.S. Credit Agreement are outstanding, and the only outstanding Obligations as herein defined and as defined in the U.S. Credit Agreement are amounts owed pursuant to one or more Lender Hedging Agreements, the Administrative Agent and the Canadian Administrative Agent will, and are hereby authorized to, (A) release the Liens created under the Loan Documents, and (B) release the Parent Guaranty and all Guaranties executed by Subsidiaries of the Parent, PROVIDED, THAT contemporaneously with such release, (i) the Parent executes a guaranty agreement covering the obligations of the Subsidiaries that are parties to such Lender Hedging Agreements, such guaranty to be in form and substance satisfactory to the Lender(s) or its Affiliates that are parties to such Lender Hedging Agreements (the "LENDER COUNTERPARTIES"), and (ii) each of the Borrower and the Parent (A) executes a margin agreement in form and substance acceptable to such Lender Counterparties and (B) provides collateral in the form of cash or a letter of credit having an aggregate value acceptable to such Lender Counterparties; and PROVIDED FURTHER, the Borrower acknowledges that if such Liens and/or Guaranties also secure the Obligations under the U.S. Credit Agreement, such Liens and Guaranties may not be released unless permitted by the U.S. Credit Agreement. Any release under this SECTION 10.1(d) must be in writing and signed by the Administrative Agent or the Canadian Administrative Agent, as applicable.

         SECTION 10.2 NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth, with respect to Borrower and Canadian Administrative Agent, below its signature hereto, and with respect to the Lenders, on SCHEDULE IV hereto or set forth in the Lender Assignment Agreement, or as set forth in the Intercreditor Agreement with respect to the Administrative Agent, at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid


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courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

         SECTION 10.3 PAYMENT OF COSTS AND EXPENSES. The Borrower agrees to pay within 10 days of demand all reasonable expenses of each Agent (including the fees and out-of-pocket expenses of counsel to such Agent and of local counsel, if any, who may be retained by counsel to the such Agent) in connection with the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, the filing, recording, refiling or rerecording of any mortgage, any pledge agreement and any Security Agreement and/or any other lien or notice filings relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of any mortgage, any pledge agreement or any security agreement, and the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

                  The Borrower further agrees to pay, and to save each Agent and the Lenders harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse each Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the such Agent or such Lender in connection with the enforcement of any Obligations.

         SECTION 10.4 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds each Agent and each of their respective Affiliates and each Lender and each of their respective officers, directors, employees, attorneys and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements and settlement costs INCLUDING INDEMNIFIED LIABILITIES ARISING OUT OF THE NEGLIGENCE OF AN INDEMNIFIED PARTY (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan; (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties; (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not such Agent or such Lender is party thereto; (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter


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relating to the protection of the environment or the release by the Borrower or any of its Subsidiaries of any Hazardous Material; or (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct.

         SECTION 10.5 SURVIVAL. The obligations of the Borrower under SECTIONS 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
SECTION 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 10.6 SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7 HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 10.8 EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Canadian Administrative Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 10.9 GOVERNING LAW; SUBMISSION TO PROCESS. Except to the extent that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the laws of the Province of Alberta and shall be construed and enforced in accordance with and governed by the laws of the Province of Alberta and the laws of Canada applicable thereto, without regard to principles of conflicts of law. Each of the parties hereby agrees that any legal action or proceeding against such Borrower with respect to this Agreement, the Notes or any of the Loan Documents may be brought in the courts of the Province of Alberta and each party submits and attorns to, the non-exclusive jurisdiction of the aforesaid courts. Each party waives any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction.


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         SECTION 10.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that: the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Canadian Administrative Agent and all Lenders; and the rights of sale, assignment and transfer of the Lenders are subject to SECTION 10.11.

         SECTION 10.11 SALE AND TRANSFER OF LOANS AND NOTES; PARTICIPATIONS IN LOANS AND NOTES. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this SECTION 10.11.

         SECTION 10.11.1 ASSIGNMENTS. Any Lender, (a) with the written consents of the Canadian Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Canadian Administrative Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions, and (b) with notice to the Borrower and the Canadian Administrative Agent, but without the consent of the Borrower or the Canadian Administrative Agent, may assign and delegate to any of its Affiliates or to any other Lender (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "ASSIGNEE LENDER"), all or any fraction of such Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitments) in a minimum aggregate amount of Cdn. $5,000,000; PROVIDED, HOWEVER, that except for a Schedule III Assignment, any such assignments by a Lender shall be pro rata with any assignment by such Lender or an Affiliate of such Lender of its interests in the U.S. Credit Agreement; and provided FURTHER THAT any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of SECTION 4.6 and FURTHER, PROVIDED, HOWEVER, that, the Borrower, each other Obligor and the Canadian Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Canadian Administrative Agent by such Lender and such Assignee Lender, (d) such Assignee Lender shall have executed and delivered to the Borrower and the Canadian Administrative Agent a Lender Assignment Agreement, accepted by the Canadian Administrative Agent, and (e) the processing fees described below shall have been paid. From and after the date that the Canadian Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights


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and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five (5) Business Days after its receipt of notice that the Canadian Administrative Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Canadian Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, if any, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Canadian Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of the Canadian Dollar Equivalent of U.S. $3,500. Any attempted assignment and delegation not made in accordance with this SECTION 10.11.1 shall be null and void.

         SECTION 10.11.2 PARTICIPATIONS. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "PARTICIPANT") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; PROVIDED, HOWEVER, that (a) no participation contemplated in this SECTION 10.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document, (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,
(c) the Borrower and the Canadian Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents, (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in CLAUSE (b) or (c) of SECTION 10.1, and (e) the Borrower shall not be required to pay any amount under SECTION 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold. Subject to the above, the Borrower acknowledges and agrees that each Participant, for purposes of SECTIONS 4.3, 4.4, 4.5, 4.6, 4.8, 10.3 and 10.4, shall be considered a Lender.

         SECTION 10.12 OTHER TRANSACTIONS. Nothing contained herein shall preclude the Canadian Administrative Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby.


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         SECTION 10.13 FORUM SELECTION AND CONSENT TO JURISDICTION.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ALBERTA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE PROVINCE OF ALBERTA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE CANADIAN ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF, AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE CANADIAN ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE BORROWER, THE CANADIAN ADMINISTRATIVE AGENT AND THE LENDERS WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ALBERTA LAW.

         SECTION 10.14 WAIVER OF JURY TRIAL. THE CANADIAN ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE CANADIAN ADMINISTRATIVE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE CANADIAN ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         SECTION 10.15 CONFIDENTIALITY. Each Lender and the Canadian Administrative Agent agrees to use reasonable commercial efforts not to disclose without the prior written consent of the Borrower (other than to their employees, auditors or counsel or to another Lender if the Lender or


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such Lender's holding or parent company or the Canadian Administrative Agent in its sole discretion determines that any such party should have access to such information) any confidential information with respect to the Borrower or any Subsidiary which is furnished pursuant to this Agreement, PROVIDED, that any Lender and the Canadian Administrative Agent may disclose any such information
(a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, provincial, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or the Canadian Administrative Agent or to the Federal Reserve Board, Bank of Canada, the Office of the Superintendent of Financial Institutions, Canada Deposit Insurance Corporation, the Federal Deposit Insurance Corporation, National Association of Insurance Commissioners or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender or the Canadian Administrative Agent, and (e) to any Affiliate of such Lender or Canadian Administrative Agent.

                  A Lender may furnish any publicly available information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) without the consent of the Borrower. Nonpublic information concerning the Borrower or any of its Subsidiaries shall not be furnished by any Lender to assignees and participants (including prospective assignees and participants) without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed.

         SECTION 10.16 [INTENTIONALLY LEFT BLANK]

         SECTION 10.17 PRIORITY OF HEDGING OBLIGATIONS. Borrower, Lenders and the Agents agree that (a) any amounts received in satisfaction of any Obligations arising under the Loan Documents, including, without limitation, Obligations under this Agreement, and any Lender Hedging Agreement, shall rank PARI PASSU in right of payment and shall be used to repay such Obligations on a pro rata basis, and (b) except as otherwise set forth in SECTION 10.17(a) above, all Hedging Obligations arising in connection with any Hedging Agreement are hereby expressly subordinated in right of payment to the prior payment in full in cash of all Obligations under the Loan Documents, other than any Lender Hedging Agreement.

         SECTION 10.18 CERTAIN REMEDIES. Notwithstanding anything to the contrary contained herein or in the Collateral Documents, neither the Agents nor the Lenders shall have the right to collect income, rents, royalties, revenues, issues, profits or proceeds from the Mortgaged Properties as therein defined unless an Event of Default has occurred and is continuing.

         SECTION 10.19 MAXIMUM RATE. It is the intention of the parties hereto to comply strictly with applicable usury laws, if any; accordingly, notwithstanding any provision to the contrary contained herein or in any fee letter or other Loan Document or any other document otherwise relating hereto, in no event shall this Agreement or any Note or such documents require or permit the


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payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with any Loan or in any fee letter or other Loan Document, or in any communication by the Canadian Administrative Agent, any Lender or any other person to the Borrower or any other person, or in the event all or part of the principal or interest of any Loan shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under this Agreement or any Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither the Borrower nor any other person or entity now or hereafter liable for the payment of any Loan shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Loans or, if the Loans have been or would be paid in full by such credit, refunded to the Borrower, and (iv) the provisions of this Agreement, the Notes and the other Loan Documents, and any communication to the Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, collected, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loans, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, collected, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every Loan Document and communication relating to this Agreement, the Loans and the Notes. In no event shall the aggregate "interest" (as defined in section 347 of the Criminal Code (Canada)) payable under the Loan Documents exceed the maximum effective annual rate of interest on the "credit advanced" (as defined in that section) permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of Borrower, the Agents and Lenders and the amount of such excess payment or collection shall be refunded to Borrower. For purposes of the Loan Documents, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term applicable to the Obligations on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Canadian Administrative Agent shall be PRIMA FACIE evidence, for the purposes of such determination.


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         SECTION 10.20 ENTIRE AGREEMENT.

                  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 10.21 ANNUAL RATES OF INTEREST. For the purposes of the Interest Act (Canada), whenever interest payable pursuant to this Agreement is calculated on the basis of a period other than a calendar year (the "INTEREST PERIOD"), each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and DIVIDED BY the number of days in the Interest Period.

         SECTION 10.22 WAIVER OF JUDGMENT INTEREST ACT (ALBERTA). To the extent permitted by Law, the provisions of the Judgment Interest Act (Alberta) shall not apply to the Loan Documents and are hereby expressly waived by Borrower.

         SECTION 10.23 DEEMED REINVESTMENT NOT APPLICABLE. For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under the Loan Documents, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                MARKWEST RESOURCES CANADA CORP.

                                By:
                                   ---------------------------------------------
                                         Gerald A. Tywoniuk
                                         Vice President, Finance

                                Address for Notices: 1340, 734 - 7th Avenue S.W.
                                                     Calgary, Alberta
                                                     T2P 3P8

                                Telephone No:        (403) 508-7410
                                Facsimile No.:       (403) 508-5285

                                Attention:           Chief Executive Officer


                                with a copy to:

                                Address for Notices: 155 Inverness Drive West
                                                     Suite 200
                                                     Englewood, Colorado 80112

                                Telephone No.:       (303) 290-8700
                                Facsimile No.:       (303) 290-8769

                                Attention:           Contract Administrator

                                BANK OF AMERICA CANADA,

                                as Canadian Administrative Agent

                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                                Address for Notices: 200 Front Street West
                                                     Suite 2700
                                                     Toronto, Canada M5V 3L2

                                Telephone No.:       416-349-5433
                                Facsimile No.:       416-349-4283

                                Attention:           Ms. Medina Sales de Andrade

                                with a copy to:

                                                     Bank of America, N.A.
                                                     333 Clay Street, Suite 4550
                                                     Houston, Texas 77002

                                Telephone No.:       (713) 651-4850
                                Facsimile No.:       (713) 651-4841

                                Attention:           Mr. Richard L. Stein

                                LENDERS

                                BANK OF AMERICA CANADA

                                By:
                                   ---------------------------------------------

                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                                U.S. BANK, NATIONAL ASSOCIATION

                                By:
                                   ---------------------------------------------

                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------